                                    THIRD
                             AMENDED AND RESTATED
                               CREDIT AGREEMENT

                                 by and among

                             RMI TITANIUM COMPANY

                                 as Borrower

                                      and

                            SOCIETY NATIONAL BANK,
                     PNC BANK, NATIONAL ASSOCIATION, AND
                                   NBD BANK

                                    as Banks

                                      and

                       SOCIETY NATIONAL BANK, as Agent




                                 May 3, 1995

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
                                   ARTICLE I

                   DEFINITIONS; ACCOUNTING TERMS; AMENDMENTS

Section 1.01              Definitions  . . . . . . . . . . . . . . . .        2
Section 1.02              Accounting Terms . . . . . . . . . . . . . .       25
Section 1.03              Accounting Principles  . . . . . . . . . . .       25

                                   ARTICLE II

                                    THE LOAN

Section 2.01              Amount of the Loan . . . . . . . . . . . . .       26
Section 2.02              Letters of Credit  . . . . . . . . . . . . .       27
Section 2.03              Termination Date . . . . . . . . . . . . . .       28
Section 2.04              Advances . . . . . . . . . . . . . . . . . .       28
Section 2.05              Reduction  . . . . . . . . . . . . . . . . .       28
Section 2.06              Security Agreement; Pledge
                            Agreement; Mortgages . . . . . . . . . . .       29
Section 2.07              Repayment of the Loan; The Notes . . . . . .       29
Section 2.08              Prepayments  . . . . . . . . . . . . . . . .       29
Section 2.09              Interest on the Loan . . . . . . . . . . . .       30
Section 2.10              Election of Fixed Rate Interest
                            Option for the Loan  . . . . . . . . . . .       30
Section 2.11              Interest Calculations  . . . . . . . . . . .       32
Section 2.12              Post-Default Rate  . . . . . . . . . . . . .       32
Section 2.13              Compensation; Illegality . . . . . . . . . .       32
Section 2.14              Event of Default or Possible
                            Default  . . . . . . . . . . . . . . . . .       34
Section 2.15              Pro Rata; Commitments  . . . . . . . . . . .       34
Section 2.16              Commitment Fee . . . . . . . . . . . . . . .       35
Section 2.17              Agency Fee . . . . . . . . . . . . . . . . .       35
Section 2.18              Letter of Credit Fee . . . . . . . . . . . .       35
Section 2.19              Purpose of the Loan  . . . . . . . . . . . .       36
Section 2.20              Delivery of Advances and Payments  . . . . .       36
Section 2.21              Facility Fee . . . . . . . . . . . . . . . .       36

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER

Section 3.01              Organization of the Borrower;
                            Capital Structure  . . . . . . . . . . . .       36
Section 3.02              Authorization; Validity  . . . . . . . . . .       37

Section 3.03              Financial Statements . . . . . . . . . . . .       37
Section 3.04              Financial Condition at Date of
                            Credit Agreement . . . . . . . . . . . . .       37
Section 3.05              No Adverse Changes . . . . . . . . . . . . .       38
Section 3.06              Title to Properties, Patents,
                            Trade Marks, etc.  . . . . . . . . . . . .       38
Section 3.07              Litigation . . . . . . . . . . . . . . . . .       38
Section 3.08              Compliance with Other Instruments  . . . . .       39
Section 3.09              Material Restrictions  . . . . . . . . . . .       39
Section 3.10              Correctness of Data Furnished  . . . . . . .       39
Section 3.11              ERISA  . . . . . . . . . . . . . . . . . . .       39
Section 3.12              Taxes  . . . . . . . . . . . . . . . . . . .       40
Section 3.13              Compliance with Laws . . . . . . . . . . . .       41
Section 3.14              Environmental Matters  . . . . . . . . . . .       41
Section 3.15              Regulation U, etc. . . . . . . . . . . . . .       42
Section 3.16              Holding Company Act  . . . . . . . . . . . .       42
Section 3.17              Securities Act, etc. . . . . . . . . . . . .       43
Section 3.18              Solvency . . . . . . . . . . . . . . . . . .       43
Section 3.19              Insurance  . . . . . . . . . . . . . . . . .       43
Section 3.20              Receivables  . . . . . . . . . . . . . . . .       44


                                   ARTICLE IV

                            CONDITIONS TO BORROWING

Part I - Conditions Precedent to this Credit
                          Agreement  . . . . . . . . . . . . . . . .       44

Section 4.01              Representations and Warranties . . . . . . .       44
Section 4.02              No Defaults. . . . . . . . . . . . . . . . .       44
Section 4.03              Performance  . . . . . . . . . . . . . . . .       44
Section 4.04              Opinions of Counsel for the
                            Borrower . . . . . . . . . . . . . . . . .       45
Section 4.05              Corporate Proceedings  . . . . . . . . . . .       45
Section 4.06              Payment of Expenses  . . . . . . . . . . . .       46
Section 4.07              Security Agreement; Acknowledgement  . . . .       46
Section 4.08              Cash Collateral Agreements . . . . . . . . .       46
Section 4.09              Schedules  . . . . . . . . . . . . . . . . .       46
Section 4.10              Collateral Disclosure List . . . . . . . . .       46
Section 4.11              Other Documents  . . . . . . . . . . . . . .       46


Part II - Conditions Precedent to Future Advances  . . . . . . . . . .       47

Section 4.12              No Defaults  . . . . . . . . . . . . . . . .       47
Section 4.13              Performance  . . . . . . . . . . . . . . . .       47
Section 4.14              Representations and Warranties . . . . . . .       47

Section 4.15              Certificate  . . . . . . . . . . . . . . . .       47
Section 4.16              Other Documents  . . . . . . . . . . . . . .       47



                                   ARTICLE V

                     AFFIRMATIVE COVENANTS OF THE BORROWER

Section 5.01              Payment of Amounts Due . . . . . . . . . . .       48
Section 5.02              Existence, Business, etc.  . . . . . . . . .       48
Section 5.03              Maintenance of Properties  . . . . . . . . .       48
Section 5.04              Payment of Taxes, etc. . . . . . . . . . . .       48
Section 5.05              Insurance  . . . . . . . . . . . . . . . . .       48
Section 5.06              Accounts and Reports of the
                            Borrower . . . . . . . . . . . . . . . . .       49
Section 5.07              Further Reporting Regarding
                            Receivables  . . . . . . . . . . . . . . .       50
Section 5.08              Further Reporting Regarding
                            Inventory  . . . . . . . . . . . . . . . .       51
Section 5.09              Disputes and Claims Regarding
                            Receivables  . . . . . . . . . . . . . . .       51
Section 5.10              Lock Box . . . . . . . . . . . . . . . . . .       52
Section 5.11              Cash Collateral Account  . . . . . . . . . .       53
Section 5.12              Information and Inspection . . . . . . . . .       54
Section 5.13              Notice of Litigation . . . . . . . . . . . .       54
Section 5.14              Pension Plans  . . . . . . . . . . . . . . .       55
Section 5.15              Banking Relationships  . . . . . . . . . . .       55
Section 5.16              Required Entity  . . . . . . . . . . . . . .       55
Section 5.17              Post-Closing Items . . . . . . . . . . . . .       57
Section 5.18              Further Assurances . . . . . . . . . . . . .       57
Section 5.19              Payment of New Equity  . . . . . . . . . . .       57


                                   ARTICLE VI

                       NEGATIVE COVENANTS OF THE BORROWER

Section 6.01              Limitation on Liens  . . . . . . . . . . . .       57
Section 6.02              Liquidation, Merger, or
                            Consolidation  . . . . . . . . . . . . . .       58
Section 6.03              Amendment of Articles of
                            Incorporation and/or By-Laws . . . . . . .       59
Section 6.04              Distributions of Profits; Purchases
                            or Redemption of Stock; Dividends  . . . .       59
Section 6.05              Limitation on Investments. . . . . . . . . .       59
Section 6.06              Disposition of Assets  . . . . . . . . . . .       60
Section 6.07              Fiscal Year  . . . . . . . . . . . . . . . .       60
Section 6.08              ERISA  . . . . . . . . . . . . . . . . . . .       60

Section 6.09              Regulation U . . . . . . . . . . . . . . . .       61
Section 6.10              Environmental Compliance . . . . . . . . . .       61
Section 6.11              Limitation of Indebtedness
                            for Borrowed Money . . . . . . . . . . . .       62



                                  ARTICLE VII

                          WAIVERS AND AMENDMENTS . . . . . . . . . . .       62



                                  ARTICLE VIII

                                    DEFAULTS

Section 8.01              Principal Default  . . . . . . . . . . . . .       63
Section 8.02              Interest Default . . . . . . . . . . . . . .       63
Section 8.03              Other Payment Defaults . . . . . . . . . . .       63
Section 8.04              Article VI Defaults and Certain
                            Article V Defaults . . . . . . . . . . . .       63
Section 8.05              Other Provision Default  . . . . . . . . . .       63
Section 8.06              Representation and Warranty  . . . . . . . .       63
Section 8.07              Financial Difficulties . . . . . . . . . . .       64
Section 8.08              ERISA Termination  . . . . . . . . . . . . .       65
Section 8.09              Accumulated Funding Deficiency . . . . . . .       65
Section 8.10              Judgments  . . . . . . . . . . . . . . . . .       65
Section 8.11              Cross-Default  . . . . . . . . . . . . . . .       65
Section 8.12              Material Adverse Change  . . . . . . . . . .       65
Section 8.13              Restraint on Business  . . . . . . . . . . .       66
Section 8.14              Stock Transfers by USX Corporation . . . . .       66
Section 8.15              New Equity . . . . . . . . . . . . . . . . .       66
Section 8.16              Deficiency . . . . . . . . . . . . . . . . .       66


                                   ARTICLE IX

                                    REMEDIES

Section 9.01              Acceleration . . . . . . . . . . . . . . . .       66
Section 9.02              Recovery of Amounts  . . . . . . . . . . . .       67
Section 9.03              Remedies Cumulative  . . . . . . . . . . . .       67
Section 9.04              Cost of Collection . . . . . . . . . . . . .       68
Section 9.05              No Advances, etc.  . . . . . . . . . . . . .       68

                                   ARTICLE X

                                   THE AGENT

Section 10.01             Authorization  . . . . . . . . . . . . . . .       68
Section 10.02             Powers and Duties  . . . . . . . . . . . . .       69
Section 10.03             Consultation with Counsel  . . . . . . . . .       69
Section 10.04             Documents  . . . . . . . . . . . . . . . . .       69
Section 10.05             The Agent and Affiliates . . . . . . . . . .       70
Section 10.06             Knowledge of Default . . . . . . . . . . . .       70
Section 10.07             Action by the Agent  . . . . . . . . . . . .       70
Section 10.08             Notices of Event of Default,
                            Waivers, Covenants, Approvals, etc.  . . .       70
Section 10.09             Indemnification  . . . . . . . . . . . . . .       71
Section 10.10             Resignation or Removal of Agent  . . . . . .       72
Section 10.11             Benefits . . . . . . . . . . . . . . . . . .       72


                                   ARTICLE XI

                                 MISCELLANEOUS

Section 11.01             Payment of Expenses  . . . . . . . . . . . .       73
Section 11.02             Notices  . . . . . . . . . . . . . . . . . .       73
Section 11.03             Survival of Representations and
                            Warranties . . . . . . . . . . . . . . . .       74
Section 11.04             Entire Agreement; Amendment  . . . . . . . .       74
Section 11.05             Parties in Interest  . . . . . . . . . . . .       74
Section 11.06             Waiver of Counterclaims; Waiver
                            of Jury Trial  . . . . . . . . . . . . . .       75
Section 11.07             Set-Off Provision  . . . . . . . . . . . . .       75
Section 11.08             Severability of Provisions . . . . . . . . .       76
Section 11.09             Headings . . . . . . . . . . . . . . . . . .       76
Section 11.10             Consent to Jurisdiction  . . . . . . . . . .       76
Section 11.11             Governing Law  . . . . . . . . . . . . . . .       76
Section 11.12             Ratable Sharing  . . . . . . . . . . . . . .       77
Section 11.13             Counterparts . . . . . . . . . . . . . . . .       77


LIST OF SCHEDULES AND EXHIBITS . . . . . . . . . . . . . . . . . . . .       79

                                     THIRD
                              AMENDED AND RESTATED
                                CREDIT AGREEMENT
                                ----------------

                 THIS THIRD AMENDED AND RESTATED CREDIT AGREEMENT (the "Credit Agreement"), dated as of May 3, 1995, is by and among:

                          (i) RMI TITANIUM COMPANY, an Ohio corporation (the "Borrower");

                          (ii) SOCIETY NATIONAL BANK (hereinafter referred to as "SNB"), PNC BANK, NATIONAL ASSOCIATION (hereinafter referred to as "PNC"), and NBD BANK (hereinafter referred to as "NBD"), (the foregoing lenders being hereinafter individually sometimes referred to as a "Bank" and collectively as the "Banks"); and

                          (iii) SNB as agent for itself and the other Banks (SNB in its capacity as agent is hereinafter referred to as the "Agent").


                              W I T N E S S E T H :
                              - - - - - - - - - - -

                          WHEREAS, the Borrower, the Banks, and the Agent
entered into a Credit Agreement, dated as of December 4, 1990 (the "Original Agreement");

                          WHEREAS, the Borrower, the Banks, and the Agent
entered into an Amended and Restated Credit Agreement, dated as of June 3, 1993 (the "First Amended Agreement") that amended and restated the Original Agreement;

                          WHEREAS, the Borrower executed an Amended and
Restated Promissory Note in favor of SNB in connection with the First Amended Agreement, in the original maximum principal amount of $37,500,000, dated as of June 3, 1993; the Borrower executed an Amended and Restated Promissory Note in favor of PNC in connection with the First Amended Agreement, in the original maximum principal amount of $22,500,000, dated as of June 3, 1993; and the Borrower executed an Amended and Restated Promissory Note in favor of NBD in connection with the First Amended Agreement, in the original maximum principal amount of $15,000,000, dated as of June 3, 1993 (collectively, the "Amended Notes");

                          WHEREAS, the Borrower, the Banks, and the Agent
entered into a Second Amended and Restated Credit Agreement, dated as of June 13, 1994 (the "Second Amended Agreement") that amended and restated the First Amended Agreement; and

                          WHEREAS, the Borrower, the Banks, and the Agent
desire to further amend and restate the Second Amended Agreement to provide for a revolving loan with a maximum principal amount at any time outstanding (including the aggregate Letter of Credit Face Amount for all outstanding Letters of Credit, each as defined herein) of $75,000,000 (the "Loan"), all upon the terms and conditions set forth in this Credit Agreement;

                          NOW, THEREFORE, in consideration of the mutual
covenants herein contained, the Borrower, the Banks, and the Agent agree as follows:

                          In addition to terms defined elsewhere in this Credit
Agreement, certain terms used herein are defined in Section 1.01 of this Credit Agreement.


                                   ARTICLE I
                                   ---------

                   DEFINITIONS; ACCOUNTING TERMS; AMENDMENTS
                   -----------------------------------------

                          Section 1.01 Definitions.  As used herein and in the
other Loan Documents, the following terms shall have the following meanings, unless otherwise expressly provided:

                          "Additional Cash Collateral Agreements" has the meaning given to such term in Section 5.11 of this Credit Agreement.

                          "Advances" means advances of cash proceeds obtained by the Borrower in respect of the Loan.

                          "Affiliate" means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person, whether such common control is direct or indirect. Without limiting the generality of the immediately preceding sentence, all of the Borrower's key employees, officers, directors, Subsidiaries and joint ventures in which it is a joint venturer shall be deemed to be Borrower's Affiliates for purposes of this Credit Agreement.

                          "First Amended Agreement" has the meaning given to such term in the recitals to this Credit Agreement.

                          "Availability" means, as at any time, an amount equal to the difference of:

                          (i)  the lesser of (a) the Maximum Loan Amount, or
                 (b) an amount equal to the then Borrowing Base (if the Borrowing Base is then applicable in accordance with the provisions of Section 2.01 of this Credit Agreement); and

                          (ii) the then outstanding principal amount of the Loan (including the aggregate Letter of Credit Face Amount for all outstanding Letters of Credit).

                          "Availability Deficiency" means the occurrence when the Availability is less than zero Dollars.

                          "Borrowing Base" means, at any time:

                          (i) eighty percent (80%) of the amount of domestic
                 Eligible Receivables of the Borrower and Micron; plus

                          (ii) eighty-five percent (85%) of the amount of
                 domestic Eligible Receivables of Tradco; plus

                          (iii) the sum of the products of (a) the amount of
                 domestic Eligible Inventory of the Borrower, Tradco and Micron of each category described in the "Inventory Calculation" included in Exhibit 5.07 (determined in accordance with the FIFO method) multiplied by (b) each such category's advance rate as described in that "Inventory Calculation"; plus

                          (iv) thirty percent (30%) of the amount of dedicated
                 Eligible Foreign Inventory that is located in the United States, that is dedicated for export and that is subject to the Agent's and the Bank's perfected first priority security interest; provided, however, that such Inventory shall be deemed Eligible Inventory only to the extent that it is not "financed under the EXIM Bank Facility Documents" (as defined in the Intercreditor Agreement); plus

                          (v) eighty percent (80%) of the appraised value of
                 the Eligible Equipment; plus

                          (vi) fifty percent (50%) of the appraised value of
                 the Eligible Real Property; plus

                          (vii) natural gas reserves to the extent described on
                 Exhibit 1.01; plus

                          (viii) the Overadvance; minus

                          (ix) the aggregate amount (without duplication) of
                 the obligations of any Person other than the Borrower, Tradco, Micron, or NaTi, contingent or otherwise, that the Borrower or any of its Subsidiaries has Guaranteed.

         The Borrowing Base, and any one or more of the percentages of the Borrowing Base, may be changed by the Banks based on such credit and collateral considerations as they deem reasonably appropriate at any time upon written notice to the Borrower. For purposes of this definition, "domestic" refers to Eligible Receivables that arise from sales to account debtors located in the United States or Ontario, Canada and to Eligible Inventory located in and destined for sale in the United States. For purposes of this definition "dedicated Eligible Foreign Inventory" refers to Eligible Foreign Inventory identified to a specific contract and to be shipped outside the United States.

                          "Borrowing Base Certificate" has the meaning given to such term in Section 5.07 of this Credit Agreement.

                          "Business Day" means any day in respect of which (i) dealings are carried on in the London Interbank eurodollar market and
         (ii) is not a Saturday, Sunday or other day on which banks in Cleveland, Ohio, are authorized to close.

                          "Capitalized Lease Obligations" means, as to any Person, the obligations of such Person to pay rent or other amounts under leases of, or other agreements conveying the right to use real and/or personal property, to the extent such obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person, prepared in accordance with GAAP (including the Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board).

                          "Cash Collateral Account" has the meaning given to such term in Section 5.11 of this Credit Agreement.

                          "Cash Collateral Agreement" has the meaning given to such term in Section 5.11 of this Credit Agreement.

                          "Closing Date" means the date of this Credit
         Agreement.

                          "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, and the rules and regulations promulgated thereunder.

                          "Collateral" means "Collateral" and "Mortgaged Property" as defined in the Security Agreement, the Pledge Agreement and the Mortgages.

                          "Collateral Disclosure List" has the meaning given to such term in Section 4.10 of this Credit Agreement.

                          "Commitments" has the meaning given to such term in
         Section 2.15 of this Credit Agreement.

                          "Consolidated" or "consolidated" means, with reference to any term defined herein, that term as applied to the accounts of the Borrower and its Subsidiaries that are consolidated in accordance with GAAP.

                          "Deficiency" means (collectively and individually) an Availability Deficiency, a Letter of Credit Deficiency, or a Maximum Loan Amount Deficiency.

                          "Disposition," or "Dispose" means, any "sale and leaseback" or similar arrangement, or any sale, lease or other disposition of assets.

                          "Dollars" and "$" means United States dollars or such coin or currency of the United States of

         America as at the time of payment shall be legal tender for the payment of public and private debts in the United States.

                          "Draw" has the meaning given to such term in Section
         2.02 of this Credit Agreement.

                          "Eligible Equipment" means "Equipment" as defined in the Security Agreement that is (A)(i) described in the Appraisal Report, dated February 1, 1994, by American Appraisal Associates (or any subsequent appraisal satisfactory to the Agent and the Banks), or
         (ii) approved by the Banks to be Eligible Equipment, and (B) subject to the Agent's and the Banks' perfected first priority security interest, and the "appraised value" of Eligible Equipment means the appraised value thereof as described in the latest of the reports described in clause (i), above, or such other value as may be approved in writing by the Banks.

                          "Eligible Foreign Inventory" shall have the meaning given such term in the Foreign Loan Agreement.

                          "Eligible Foreign Receivable" shall have the meaning given such term in the Foreign Loan Agreement.

                          "Eligible Inventory" means certain of the Borrower's, Tradco's and Micron's Inventory which the Banks deem to be Eligible Inventory, based on such credit and collateral considerations as they deem reasonably appropriate consistent with the "Inventory Calculation" example included in Exhibit 5.07. Without limiting the foregoing, the following shall not be deemed Eligible Inventory:
         Inventory, to the extent that it (i) is not readily saleable or usable in the owner's business (including without limitation Inventory for which reserves for obsolescence have been provided for in the financial statements or for which obsolescence reserves are required in accordance with GAAP), (ii) is dedicated for delivery to a location outside the United States (except as provided in the definition of the Borrowing Base) or is located outside the United States, (iii) is, or any accounts or other proceeds resulting from the sale or other disposition thereof are, subject to any lien, encumbrance, security interest, lease or similar claim in favor of any Person other than the Agent or the Banks, or could be subject to any statutory lien, encumbrance, security interest, or similar claim in favor of any Person other than the

         Agent or the Banks, including any sale on approval or sale and return transaction or any consignment, (iv) is located on premises not owned or leased by the Borrower, Tradco or Micron or is in the possession of any other Person (unless the Agent and the Banks are satisfied that they have a perfected first priority security interest therein not subject to any statutory or other lien of any other Person), (v) is subject to any trademark, trade name or licensing arrangement, or any law, rule or regulation, that could limit or impair the ability of the Agent and the Banks to promptly exercise any of their rights with respect thereto, (vi) with respect to which insurance proceeds, if any, are not payable to the Agent and the Banks as mortgagee or loss payee, (vii) consists of general supplies or maintenance supplies, cartons and packaging or sodium or (viii) is Eligible Foreign Inventory that is "financed under the EXIM Bank Facility Documents" (as defined in the Intercreditor Agreement). The Eligible Inventory will be valued at the lower of cost or market value, determined in accordance with the Borrower's usual cost accounting system, consistently applied, except with respect to purchased sponge which will be adjusted to reflect lower of cost or market.

                          "Eligible Real Property" means real property that is
         (A)(i) described in the Appraisal Report, dated February 1, 1994, by American Appraisal Associates (or any subsequent appraisal satisfactory to the Agent and the Banks), or (ii) approved by the Banks as being Eligible Real Property, and (B) subject to the Agent's and the Bank's perfected first priority lien, and the "appraised value" of Eligible Real Property means the appraised value thereof as described in the latest of the reports described in clause (i), above, or such other value as may be approved in writing by the Banks.

                          "Eligible Receivables" means those Receivables of the Borrower, Tradco and Micron that (i) arise out of sales in the ordinary course of their respective businesses to a Person who is not an Affiliate of any of them, (ii) the terms of sale of which are ordinary terms and require payment in full within not more than 30, 60, or 90 days from the date of invoice depending on the customer,
         (iii) do not violate any warranty with respect to Eligible Receivables set forth in Section 3.20 of this Credit Agreement and (iv) are not more than sixty (60) days beyond the due date therefor in the case of the

         Borrower or ninety (90) days in the case of Tradco or Micron;provided, however, that no Receivable shall be an Eligible Receivable if (a) the account debtor or any Affiliate of the account debtor has filed a petition in bankruptcy or for reorganization, had filed against it a petition in bankruptcy or for reorganization that is not dismissed, made an assignment for the benefit of creditors, or failed, suspended business operations, has become insolvent or had or suffered a receiver or a trustee to be appointed for a significant portion of its assets or affairs, (b) the account debtor is also a supplier to, or a vendor or a creditor of Borrower (but only to the extent of any potential offset existing from time to time), (c) the sale is to an account debtor located outside the United States or Ontario, Canada,
         (d) twenty-five percent (25%) or more of the Receivables from the account debtor and its Affiliates are ineligible for any reason, (e) the account debtor is the federal or any state government or any agency or department thereof, unless with respect to such Receivable the Assignment of Claims Act or comparable state statute or regulation has been complied with, (f) the Receivable consists of finance charges, interest on delinquent accounts, proceeds of consigned Inventory, employee or officer receivables, service charges, debit memoranda, or legal fees (but only to the extent of such amounts comprised therein), (g) the Receivable arises from a contract which contains a prohibition of assignment thereof, (h) the Receivable is evidenced by a promissory note or chattel paper, (i) the Receivable is generated by a sale on approval, a bill and hold sale, a sale on consignment, or other type of conditional sale, (j) the Receivable is not subject to the first priority security interest of the Agent and the Banks or is otherwise subject to any statutory lien in favor of any other Person, (k) the account debtor is located in New Jersey, unless the Borrower shall have properly qualified to do business in New Jersey or shall have filed a Notice of Business Activities Report with the New Jersey Division of Taxation for the then current year,
         (l) the account debtor is located in Minnesota, unless the Borrower shall have properly qualified to do business in Minnesota or shall have filed a Notice of Business Activities Report with the Minnesota Division of Taxation for the then current year, (m) the Receivable has been pre-billed, (n) the account debtor has sold or is selling substantially all of its assets, (o) the account debtor is incompetent or has died, or (p) it is an Eligible Foreign Receivable that is "financed under the EXIM Bank Facility Documents" (as defined in the Intercreditor Agreement), or (q) the Agent or the Banks reasonably believe that the collection of such Receivable is insecure, or that such Receivable may not be paid by reason of the account debtor's financial inability to pay, or deems such Receivable to be ineligible based on such other credit and/or collateral considerations as they deem reasonably appropriate.

                          "Environmental Claim" means any demand in writing for a sum certain with regard to any Hazardous Discharge or any violation or alleged violation of any Environmental Law affecting the Borrower's or any of its Material Subsidiaries' facilities or the Borrower's or any of its Material Subsidiaries' interest therein.

                          "Environmental Complaint" means any notice of violation, request for information or notification that the Borrower or any of its Material Subsidiaries is potentially responsible for investigation or cleanup of environmental conditions at any of their respective facilities, demand letter or complaint, order, citation or other notice with regard to any Hazardous Discharge or any other violation or alleged violation of any Environmental Law affecting the Borrower's or any of its Material Subsidiaries' facilities or the Borrower's or any of its Material Subsidiaries' interest therein.

                          "Environmental Law" means any and all current or future statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, policies, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the protection of the environment.

                          "ERISA" means the Employee Retirement Income Security Act of 1974 and the regulations thereunder, each as amended from time to time.

                          "ERISA Affiliate" means, as applied to any Person, any other Person (whether or not incorporated) that would be aggregated with the such Person for any purpose relevant to ERISA or the Code relating to any Plan.

                "Event of Default" has the meaning given to such term in
         Article VIII of this Credit Agreement.

                          "Exhibits" and "Schedules" means and refers collectively to the documents attached to this Credit Agreement and labeled as Exhibits or Schedules hereto.

                          "EXIM Bank" means the Export-Import Bank of the United States.

                          "EXIM Bank Facility" means the $5,000,000 revolving credit facility provided by the Banks and supported by the EXIM Bank Guarantee, including any renewals or extensions.

                          "EXIM Bank Facility Amount" means all amounts owing from time to time by the Borrower in connection with the EXIM Bank Facility, including principal, interest, fees, and expenses.

                          "EXIM Bank Facility Maturity Date" means the
         "Maturity Date" as defined in the Foreign Loan Agreement.

                          "EXIM Bank Facility Termination of Advances Date" means the "Termination of Advances Date" as defined in the Foreign Loan Agreement.

                          "EXIM Bank Guarantee" means the Guarantee provided in the EXIM Bank's Working Capital Guarantee Agreement (including any renewals or extensions) with respect to the EXIM Bank Facility.

                          "EXIM Bank Not Guaranteed Amount" means all amounts owing to the Agent or the Banks under or in connection with the EXIM Bank Facility from time to time, including principal, interest, fees, and expenses, that are not Guaranteed by the EXIM Bank Guarantee (including (i) not Guaranteed due to the expiration or termination of the EXIM Bank Guarantee and (ii) not Guaranteed due to the terms of the EXIM Bank Guarantee).

                          "FASB Mandated Change" means any non-cash change in Total Shareholders' Equity occurring after December 31, 1993 and resulting from the Borrower's adoption of or subsequent application of one or more of the accounting principles described in FAS 87, FAS 112, and FAS 106 promulgated by the Financial Accounting Standards Board. The Banks, in their sole discretion, may consider, from time to time, including other similar financial accounting standards within the definition of FASB Mandated Change.

                          "FIFO Adjustment" means any one time increase in Total Shareholders' Equity resulting from the change in the Borrower's Inventory accounting method from LIFO to FIFO.

                          "First California" has the meaning given to such term in Section 5.10 of this Credit Agreement.

                          "First Utah" has the meaning given to such term in
         Section 5.10 of this Credit Agreement.

                          "Fixed Charge Coverage" means the ratio of (i) earnings before Interest Expense, income taxes, depreciation, and amortization, to (ii) Interest Expense, capital expenditures, and required payments on Indebtedness for Borrowed Money; in each case determined on a consolidated basis in accordance with GAAP for the same test period.

                          "Fixed Rate" means either the Libor Rate or the Short Term Rate.

                          "federal", "state", or "local" means and relates to the United States, its political divisions or states, and respective political subdivisions, and equivalents thereof.

                          "Foreign Loan Agreement" means the Foreign Loan Agreement of even date herewith among the EXIM Bank Facility Lenders (as defined in the Intercreditor Agreement), and the Borrower, including as it may be extended, providing for the EXIM Bank Facility.

                          "GAAP" means generally accepted accounting principles applied in the United States as in effect from time to time.

                          "Guaranteed" or to "Guarantee" as applied to any obligation means and includes (a) a guarantee or guaranty (other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation and (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of non-performance) of any part or all of such obligation whether by (i) the purchase of securities or obligations, (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of non-performance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss, (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation, (iv) repayment of amounts drawn down by beneficiaries of letters of credit or (v) the supplying of funds to or investing in a Person on account of all or any part of such Person's obligation under a Guarantee of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation.

                          "Hazardous Discharge" means a Release or threat of Release of Hazardous Substances at the Borrower's facilities.

                          "Hazardous Substances" means any toxic substances or related materials, including, without limitation, asbestos and any substances defined as or included in the definition of "hazardous substances", "hazardous waste", "hazardous materials", or "toxic substances" under any applicable law or regulation of any state, province, country or local government (which include without limitation, the Comprehensive Environmental Responses, Compensation and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery act, and the Occupational Health and Safety Act).

                          "Incremental Yield" means as of any time from and after the Closing Date, the aggregate of the following: (a) the amount of any principal portion of the Loan for which interest is being determined at a Libor Rate multiplied by the result of the Indicated Spread applicable thereto minus 125 basis points, (b) the amount of any principal portion of the Loan for which interest is being determined at a Short Term Rate multiplied by the result of the Indicated Spread applicable thereto minus 150 basis points, and (c) the amount of any principal portion of the Loan for which interest is being determined at the SNB Prime Rate multiplied by the Indicated Spread applicable thereto; in each case multiplied by a fraction, the numerator of which shall be the actual number of days such principal portion is maintained at that Indicated Spread and the denominator of which shall be 365; plus the commitment fees paid by the Borrower pursuant to Section 2.16 minus the commitment fees the Borrower would have paid pursuant to Section 2.16 if it had been computed at the rate of 12.5 basis points per annum; plus the facility fees paid by the Borrower pursuant to Section 2.21.

                          "Indebtedness" as applied to any Person, including the Borrower means, at any time, without duplication:

                          (i) All items (except items of capital stock or capital or earned surplus or of contingency reserves, reserves or allowances for deferred income taxes or reserves or allowances for unearned revenues and trade accounts payable for goods or services purchased in the ordinary course of business and that are not the subject of a conditional sales contract or Capitalized Lease Obligation) which in accordance with GAAP applied on a consistent basis would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person at such date; and

                          (ii) All indebtedness of others within the meaning of (i) above which such Person has Guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire or become liable for, or in respect of which such Person has entered into any agreement for the purchase or other acquisition of any product, materials, or supplies, or for the making of shipments, or for the payment for services, if in any such case payment therefor is to be made regardless of the nondelivery of the product, materials, or supplies or the nonfurnishing of the transportation or services.

                          "Indebtedness for Borrowed Money" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, including, without limitation, all borrowings under insurance policies, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
         (iii) all obligations of such Person to pay the deferred purchase price for property or services, except accounts payable arising in the ordinary course of business, (iv) all Capitalized Lease Obligations of such Person, (v) all Indebtedness for Borrowed Money of others secured by a Lien on any asset of such Person, whether or not such Indebtedness for Borrowed Money is assumed by such Person, and (vi) all Indebtedness for Borrowed Money of others Guaranteed by such Person.

                          "Indicated Spread" means, from the Closing Date through December 31, 1995, 200 basis points for the Libor Rate, 225 basis points for the Short Term Rate and zero basis points for the SNB Prime Rate; provided, however, during any time that the Borrowing Base is applicable in accordance with the provisions of Section 2.01 of this Credit Agreement, the Indicated Spread for any portion of the Loan that is available due to the Overadvance will be 25 basis points over the SNB Prime Rate. From and after January 1, 1996, "Indicated Spread" will mean the same as provided in the immediately preceding sentence unless the Borrower has achieved all three "Target Performance Thresholds" described below for (or, in the case of Leverage, as of the end of) the same four consecutive fiscal quarters, in which case "Indicated Spread" will mean 150 basis points for the Libor Rate, 175 basis points for the Short Term Rate and zero basis points for the SNB Prime Rate:

                          (i) Interest Coverage being no less than the ratio
                 specified below for the respective measurement periods specified below:

                                            Period                                             Ratio

                 Four consecutive fiscal quarters ending on December 31,                      1.40:1.0
                 1995, March 31, 1996, June 30, 1996, or September 30, 1996

                 Four consecutive fiscal quarters ending on December 31,                      2.20:1.0
                 1996 or the last day of any March, June, September, or
                 December thereafter

                 and

                          (ii) Fixed Charge Coverage being no less than the
                 ratio specified below for the respective measurement periods specified below:

                                            Period                                             Ratio
                 Four consecutive fiscal quarters ending on December 31,                      1.20:1.0
                 1995, March 31, 1996, June 30, 1996, or September 30, 1996

                 Four consecutive fiscal quarters ending on December 31,                      1.55:1.0
                 1996 or the last day of any March, June, September, or
                 December thereafter

                 and

                          (iii) Leverage being no greater than 2.00:1.0, as of
                 December 31, 1995 or the last day of any March, June, September or December thereafter.

         Any decrease or increase in the Indicated Spread shall occur as of the date the Borrower delivers the calculations required by Section 5.06(ii)(y), which change shall remain in effect until the Borrower next delivers such calculations in accordance with Section 5.06(ii)(y); provided, however, if the Borrower fails to deliver such calculations within 45 days after the end of any fiscal quarter, the Borrower shall be deemed not to have achieved the "Target Performance Thresholds" with respect to that fiscal quarter, and any corresponding increase in the Indicated Spread shall occur as of such 45th day.

                          "Initial TSE" means Total Shareholders' Equity determined as of the close of business on the date on which the Borrower issues shares of its common stock pursuant to the exercise of the Oversubscription Privilege in connection with the rights offering contemplated in the Registration Statement (but in no case later than July 29, 1994).

                          "Intercreditor Agreement" means that certain
         Intercreditor Agreement of even date herewith among the Banks and the EXIM Bank Facility Lenders (as defined therein).

                          "Interest Coverage" means the ratio of (i) earnings before Interest Expense, income taxes, depreciation, and amortization, to (ii) Interest Expense; in each case determined on a consolidated basis in accordance with GAAP for the same test period.

                          "Interest Expense" means for any test period, without duplication, total interest expense (including that attributable to Capitalized Lease Obligations in accordance with GAAP) with respect to all outstanding Indebtedness, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs (i.e., costs minus benefits) under interest rate protection agreements, but excluding, however, (i) amortization of deferred financing costs to the extent included in total interest expense and
         (ii) all fees and expenses paid by the Borrower on or prior to the Closing Date in connection with this Agreement.

                          "Interest Options" means the SNB Prime Rate, the Libor Rate and the Short Term Rate; provided, however, during any time that the Borrowing Base is applicable in accordance with the provisions of Section 2.01 of this Credit Agreement, the sole Interest Option for any portion of the Loan that is available due to the Overadvance will be the SNB Prime Rate.

                          "Interest Period" means, with respect to any portion of the Loan for which the interest is being determined at a Fixed Rate, the period commencing on the date such Loan is made, continued, or converted and ending on the last day of such period as selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of such period as selected by the Borrower pursuant to the provisions below. The duration of each Interest Period for any portion of the

         Loan for which the interest is being determined at a Short Term Rate shall be 7, 14, or 21 days, in each case as the Borrower may select upon notice, as set forth in Section 2.10, and the duration of each Interest Period for any portion of the Loan for which the interest is being determined at a Libor Rate shall be 1 month, 2 months, 3 months or 6 months, in each case as the Borrower may select upon notice, as set forth in Section 2.10, provided that:

                          (i) whenever the last day of any Interest Period
                 would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall occur on the next succeeding Business Day, provided that if such extension of time would cause the last day of such Interest Period for any portion of the Loan for which the interest is being determined at a Fixed Rate to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

                          (ii) if the Borrower fails to so select the duration
                 of any Interest Period, the duration of such Interest Period shall be 7 days in the case of any portion of the Loan for which the interest is being determined at a Short Term Rate and shall be 2 months in the case of any portion of the Loan for which the interest is being determined at a Libor Rate; and

                          (iii) the Borrower may not select any Interest Period
                 which ends after the Termination Date.

                          "Inventory" shall mean "Inventory" as defined in the Security Agreement.

                          "Investment" means any Guarantee, loan, advance, extension of credit (excluding accounts receivable arising in the ordinary course of business and endorsements of negotiable instruments for collection or deposit in the ordinary course of business) or contribution of capital to any Person or purchase or other acquisition of the stock or any notes, debentures or other securities of, or any equity interest in, any other Person.

                          "Letter of Credit Availability" means, at any time, an amount equal to the lesser of (a) the difference of Fifteen Million Dollars ($15,000,000)less the aggregate Letter of Credit Face Amount for all outstanding Letters of Credit, or (b) the Availability.

                          "Letter of Credit Deficiency" means the occurrence when the Letter of Credit Availability is less than zero Dollars.

                          "Letter of Credit Face Amount" of any Letter of Credit means, at any time, the face amount of such Letter of Credit, after giving effect to all drawings paid thereunder and other reductions of such face amount and to all reinstatements of such face amount effected, pursuant to the terms of such Letter of Credit, prior to such time.

                          "Letter of Credit Related Documents" means any agreements or instruments relating to a Letter of Credit.

                          "Letters of Credit" has the meaning given to such term in Section 2.02 of this Credit Agreement.

                          "Leverage" means Indebtedness for Borrowed Money divided by the sum of Total Shareholders' Equityminus the amount of any FIFO Adjustment,minus the amount of any increase in Total Shareholders' Equity resulting from a FASB Mandated Change, plus the amount of any decrease in Total Shareholders' Equity resulting from a FASB Mandated Change; in each case determined on a consolidated basis in accordance with GAAP for the same test period.

                          "Libor Rate" means, with respect to any portion of the Loan with respect to which the Borrower has elected a Libor Rate Interest Option, the result of (i) the average of the respective rates of interest per annum (rounded upwards to the next higher whole multiple of 1/16% if such rate is not such a multiple) determined by each of the Banks two Business Days before the date that the Borrower's election of such Interest Option is to be effective that each Bank would have to pay in the eurodollar inter-bank market for inter-bank deposits of United States dollars with a maturity equal to the Interest Period selected by the Borrower for the use of such rate and in an amount equal to the amount of each Bank's pro rata share of the outstanding principal balance of the Loan on which interest will be determined by such Libor Rate divided by (ii) the number equal to
         1.00 minus the Libor Reserve Requirement; however, the Libor Rate shall be increased appropriately, in all instances and without duplication, to compensate for (i) all taxes (other than taxes measured solely on the Banks' income), duties, charges, reserve requirements and provisions for capital adequacy, if any, applicable to the Banks for such deposits and (ii) the amount, if any, required to be paid by the Banks for insuring such deposits.

                          "Libor Reserve Requirement" means that percentage (expressed as a decimal) which is in effect on the date immediately prior to the first day of the applicable Interest Period of the aggregate (without duplication) of the maximum reserve requirements (whether basic, supplemental, marginal, emergency, or otherwise) prescribed by the Board of Governors of the Federal Reserve System (or any successor) with respect to liabilities or assets consisting of or including "Eurocurrency liabilities" (as defined in Regulation D of the Board of Governors of the Federal Reserve System) having a term equal to such Interest Period.

                          "Lien" as applied to any property of any Person means: (a) any mortgage, lien, pledge, charge, lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security interest or encumbrance of any kind in respect of such property, or upon the income or profits therefrom; (b) any arrangement, express or implied, under which such property is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness for Borrowed Money in priority to the payment of the general, unsecured creditors of such Person; (c) any Indebtedness which is unpaid more than 60 days after the same shall have become due and payable and which if unpaid would by law (including but not limited to bankruptcy and insolvency laws), or otherwise, be given any priority whatsoever with respect to such property over general unsecured creditors of such Person; and (d) the filing of, or any agreement to give, with respect to such property any financing statement under the Uniform Commercial Code or its equivalent of any jurisdiction in respect of Indebtedness for Borrowed Money.

                          "Loan" has the meaning given to such term in the recitals to this Credit Agreement.

                          "Loan Documents" means and includes this Credit Agreement, the Notes, the Security Agreement, the Mortgages, the Pledge Agreement, the Cash Collateral Agreement, the Additional Cash Collateral Agreements, the Letter of Credit Related Documents, the Collateral Disclosure List and any financing statements and other documents or instruments executed or delivered in connection with any of the foregoing.

                          "Lock Boxes" means the SNB Lock Box, the Tradco Lock Box and the West Coast Lock Box.

                          "Major Indebtedness" has the meaning given to such term in Section 8.11 of this Credit Agreement.

                          "Material Subsidiaries" means Tradco, Micron and NaTi, any other Subsidiary of the Borrower that becomes a party to any Loan Document and any other Subsidiary of the Borrower in existence from time to time whose assets account for five percent (5%) or more of the Borrower's "Total assets" or of the Borrower's "Total liabilities," in each case, as set forth on the Borrower's consolidated balance sheet prepared in accordance with GAAP consistently applied.

                          "Maximum Loan Amount" means the lesser of (a) $75,000,000, or (b) an amount equal to the then Commitments after reduction thereof; provided, however, commencing on any EXIM Bank Facility Termination of Advances Date, the "Maximum Loan Amount" will mean the lesser of (c) $75,000,000 minus the EXIM Bank Facility Amount, or (d) an amount equal to the then Commitments after reduction thereof minus the EXIM Bank Facility Amount; provided, further, if the EXIM Bank Facility is renewed or extended beyond the EXIM Bank Facility Maturity Date, the "Maximum Loan Amount" will mean (until the next EXIM Bank Facility Termination of Advances Date) the lesser of
         (e) $75,000,000 minus the EXIM Bank Not Guaranteed Amount, or (f) an amount equal to the then Commitments after reduction thereof minus the EXIM Bank Not Guaranteed Amount.

                          "Maximum Loan Amount Deficiency" means the occurrence when the outstanding principal amount of the Loan (including the aggregate Letter of Credit Face

         Amount for all outstanding Letters of Credit) exceeds the Maximum Loan Amount.

                          "Micron" means RMI Metals, Inc., a Utah corporation.

                          "Micron Account" has the meaning given to such term in Section 5.10 of this Credit Agreement.

                          "Mortgages" has the meaning given to such term in
         Section 2.06 of this Credit Agreement.

                          "NaTi" means NaTi Gas Co., an Ohio corporation.

                          "Net Income" means consolidated net income of the Borrower and its consolidated Subsidiaries as determined in accordance with GAAP, consistently applied.

                          "New Equity" means all sums added to Total
         Shareholders' Equity after December 31, 1993 resulting from the sale for cash of common stock of the Borrower resulting from the rights offering contemplated in the Registration Statement.

                          "Notes" means collectively the second amended and restated promissory notes dated as of the date hereof which continue to further evidence the Borrower's indebtedness to the Banks under this Credit Agreement.

                          "Obligations" means all Indebtedness (whether for principal, interest, fees, expenses, or charges) owing from time to time by the Borrower to the Banks or to the Agent as provided in the Loan Documents.

                          "Overadvance" means $10,000,000.

                          "PBGC" means the Pension Benefit Guaranty Corporation and any successor thereto.

                          "Permitted Exceptions" has the meaning given to such term in Section 6.01 of this Credit Agreement.

                          "Person" means a corporation, an association, a partnership, an organization, a trust or business trust, an individual, a government or political subdivision thereof or a governmental agency or other entity.

                          "Plan" means any pension plan which is covered by Title IV of ERISA in respect of which the Borrower or any ERISA Affiliate is an "employer" as defined in Section 3(5) of ERISA.

                          "Pledge Agreement" has the meaning given to such term in Section 2.06 of this Credit Agreement.

                          "Possible Default" means any condition, event, act or omission which, with (a) the lapse of time or (b) the giving of notice or (c) both, would unless cured or waived constitute an Event of Default.

                          "Post-Default Rate" means, as of any time, a per annum rate of interest equal to three and one-half percent (3-1/2%) above the SNB Prime Rate in effect at such time.

                          "Profitability" means, at any time, positive Net Income for each of the two most recently completed consecutive fiscal quarters.

                          "Pro rata" has the meaning given to such term in
         Section 2.15 of this Credit Agreement.

                          "Receivable" has the meaning given to "Accounts Receivable" in the Security Agreement.

                          "Registration Statement" means the Borrower's Registration Statement on Form S-2 as filed with the Securities and Exchange Commission on April 22, 1994, including the prospectus contained therein, all supplements, pre-effective and post-effective amendments, and exhibits thereto.

                          "Release" means any release which requires notice in accordance with the Comprehensive Environmental Response Compensation and Liability Act, Title III, Section 30, Emergency Notification.

                          "Remittances" has the meaning given to such term in
         Section 5.10 of this Credit Agreement.

                          "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, in each case where reporting requirements have not been waived and which event could or would give rise to the termination of any Plan, the appointment of a trustee for such Plan or otherwise impose any liability on the Borrower including without limitation as described in Department of Labor Regulations sections 2615.11, 2615.12 or 2615.15 through 2615.17.

                          "Required Banks" means at any time such number of the Banks holding at least sixty-six and two-thirds percent (66.66667%) of the aggregate unpaid amount of the Notes then outstanding, or if no amounts are then outstanding on the Notes, then Banks with at least sixty-six and two-thirds percent (66.66667%) of the aggregate Commitments at such time.

                          "Second Amended Agreement" has the meaning given to such term in the recitals to this Credit Agreement.

                          "Security Agreement" has the meaning given to such term in Section 2.06 of this Credit Agreement.

                          "Short Term Rate" means, with respect to any portion of the Loan with respect to which the Borrower has elected a Short Term Rate Interest Option, the average of the respective rates of interest per annum determined by each of the Banks on the date that the election by the Borrower of such Interest Option is effective for the use of such rate in determining the interest to be charged on each Bank's pro rata share of the outstanding principal balance of the Loan on which interest will be determined by such Short Term Rate; however, the Short Term Rate shall be increased appropriately, in all instances and without duplication, to compensate for (i) all taxes (other than taxes measured solely on the Banks' income), duties, charges, reserve requirements and provisions for capital adequacy, if any, applicable to the Banks for such deposits and (ii) the amount, if any, required to be paid by the Banks for insuring such deposits.

                          "SNB Lock Box" has the meaning given to such term in
         Section 5.10 of this Credit Agreement.

                          "SNB Prime Rate" means at any time the greater of (a) that interest rate established at such time by SNB as SNB's prime rate, whether or not such rate is publicly announced or (b) the highest Libor

         Rate applicable at such time to any Libor Rate Interest Period plus the Indicated Spread for the Libor Rate. The SNB Prime Rate may not be the lowest interest rate charged by SNB for commercial or other extensions of credit. Changes in the rate of interest on the portion of the Loan bearing interest at the SNB Prime Rate shall take effect simultaneously with each change in the SNB prime rate.

                          "Subsidiaries" means any corporation, association, or other business entity, the majority (by number of votes cast for the election of directors or persons performing similar functions) of the stock of any class or classes of which is at the time owned or controlled by the Borrower or by any of its Subsidiaries, if the holders of the stock of such class or classes (i) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or persons performing similar functions) of the issuer thereof, even though the right so to vote has been suspended by the happening of any contingency, or (ii) are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the issuer thereof, whether or not the right so to vote exists by reason of the happening of a contingency.

                          "Target Performance Thresholds" has the meaning given to such term in the definition of "Indicated Spread" in Section 1.01 of this Credit Agreement.

                          "Taxes" means all federal, state and local or foreign income, payroll, withholding, excise, sales, use, real and personal property, use and occupancy, business and occupation, mercantile, real estate, capital stock and franchise or other taxes, including interest and penalties thereon, and including estimated taxes thereof.

                          "Termination Date" has the meaning given to such term in Section 2.03 of this Credit Agreement.

                          "Total Shareholders' Equity" means "Total
         Shareholders' Equity" as set forth on the Borrower's consolidated balance sheet prepared in accordance with GAAP consistently applied.

                          "Tradco" means Tradco, Inc., a Missouri corporation.

                          "Tradco Bank" has the meaning given to such term in
         Section 5.10 of this Credit Agreement.

                          "Tradco Lock Box" has the meaning given to such term in Section 5.10 of this Credit Agreement.

                          "Unfunded Liability" means, with regard to any Plan, the excess of the present value of accrued benefits under the Plan over the current value of the Plan's assets. Whenever this Credit Agreement requires the amount of any Unfunded Liability to be determined, it shall be determined as of the end of the most recently completed Plan year based on the final actuarial valuation prepared for the Plan for funding purposes.

                          "West Coast Lock Box" has the meaning given to such term in Section 5.10 of this Credit Agreement.

                          Whenever any agreement, promissory note, or other
instrument or document is defined in this Credit Agreement (or included in a definition), such definition shall be deemed to mean and include, from and after the date of an amendment, restatement, or modification thereof, such agreement, promissory note or other instrument or document as so amended, restated or modified. To the extent the plural of any term defined herein is not defined in this Credit Agreement, usage of the plural in this Credit Agreement shall mean the plural of the singular term so defined and if the defined term is plural, usage of the singular of such term shall mean the singular thereof, in each case as the context so requires.

                          Section 1.02 Accounting Terms.  Any accounting terms
used herein and not defined herein shall have the meaning ascribed to them by, and be determined in accordance with, GAAP.

                          Section 1.03 Accounting Principles.  Except as
otherwise expressly provided herein, all computations made pursuant to this Credit Agreement shall be made in accordance with GAAP consistently applied and all balance sheets and other financial statements shall be prepared in accordance with GAAP consistently applied.

                                   ARTICLE II
                                   ----------

                                   THE LOAN
                                   --------

                          The Banks hereby agree to make the Loan to the
Borrower, upon the terms and conditions hereinafter stated in this Credit Agreement, as follows:

                          Section 2.01 Amount of the Loan.

                          (i)  Until the Termination Date, Advances in respect
of the Loan will be lent and relent from time to time in amounts at any time outstanding up to the amount of the Borrowing Base; provided, however, that in no event shall the Borrower permit a Deficiency to occur.

                          (ii)  Notwithstanding Section 2.01(i), the Borrower
may obtain Advances in respect of the Loan at any time outstanding up to the Maximum Loan Amount so long as the Borrower maintains at all times Total Shareholders' Equity of not less than the Initial TSE, plus the amount of any FIFO Adjustment, plus the amount of any increase in Total Shareholders' Equity resulting from a FASB Mandated Change, minus the amount of any decrease in Total Shareholders' Equity resulting from a FASB Mandated Change (in all cases without duplication), minus $10,000,000. If the Borrower is at any time not in compliance with the terms of the immediately preceding sentence, the Borrower must within one (1) Business Day, bring the Loan into compliance with the Borrowing Base by eliminating any Availability Deficiency. Thereafter, Advances in respect of the Loan will be lent and relent from time to time in amounts at any time outstanding up to the amount of the Borrowing Base (regardless of any subsequent change in the foregoing calculation).

                          (iii)  Each Borrowing Base Certificate required to be
delivered (in accordance with Section 5.07) as of or after any EXIM Bank Facility Termination of Advances Date (a "Test BBC") will be tested with the assumptions that the Borrowing Base is applicable and the EXIM Bank Facility Amount is outstanding under this Loan. If a Deficiency occurs as reflected on any Test BBC (tested with those assumptions) or if the Borrower fails to timely deliver any Test BBC, then, notwithstanding Section 2.01(ii), commencing one
(1) Business Day after delivery thereof (or lapse of the time period for delivery), the Borrower may obtain Advances only in accordance with Section 2.01(i) (regardless of any change reflected in any subsequent Borrowing Base Certificate), unless the EXIM Bank Facility is renewed or extended and the EXIM Bank Guarantee is renewed or extended in a manner satisfactory to the Agent and the Banks.

                          (iv)  Notwithstanding Section 2.01(ii), after the
occurrence and during the continuance of a Possible Default or an Event of Default, the Borrower may obtain Advances only in accordance with Section 2.01(i). This Section 2.01(iv) shall not be construed to limit the Agent's and the Banks' other rights and remedies upon the occurrence of a Possible Default or an Event of Default.

                          (v)  Notwithstanding Section 2.01(ii), if, at any
time, the Borrower shall fail to have and maintain Total Shareholders' Equity of not less than $27,861,000, plus the amount of any New Equity (to the extent received as of such time), plus the amount of any FIFO Adjustment, plus the amount of any increase in Total Shareholders' Equity resulting from a FASB Mandated Change, minus the amount of any decrease in Total Shareholders' Equity resulting from a FASB Mandated Change, minus the Incremental Yield, minus the amounts expressed below during the applicable periods:

         Period Commencing                                        Amount
         -----------------                                        ------
         June 30, 1994                                          $ 7,900,000

         September 30, 1994                                     $11,255,000

         December 31, 1994                                      $12,160,000

         March 31, 1995                                         $15,520,000

         June 30, 1995                                          $17,800,000

         September 30, 1995                                     $16,201,000

         December 31, 1995 and                                  $11,321,000
         thereafter

; then the Borrower may obtain Advances only in accordance with Section
2.01(i).

                          Section 2.02  Letters of Credit.  Until the
Termination Date, the Agent shall issue letters of credit for the account of the Borrower from time to time ("Letters of Credit"); provided, however, that in no event shall the Borrower permit a Deficiency to occur. All obligations and liabilities of the

Borrower to the Agent and the Banks in respect of all Letters of Credit are secured by all Collateral as fully as if such Letters of Credit were Advances under this Credit Agreement, and the aggregate Letter of Credit Face Amount for all outstanding Letters of Credit shall be treated as outstanding principal of the Loan (except as otherwise expressly stated herein). Each Letter of Credit shall be for an amount and a term, and shall be subject to such other terms and conditions, as may be acceptable to the Agent, including, without limitation, that the term of a Letter of Credit may not extend beyond March 31, 1997. Immediately upon the issuance of each Letter of Credit, the Agent shall sell to each Bank, and each Bank shall buy, in each case without any further action by any party, an undivided Pro rata interest and participation in and to each Letter of Credit and the obligations of the Borrower in connection therewith. In the event the Agent or the Banks pay any amount in respect of a Letter of Credit (a "Draw"), an Advance shall be deemed to have been made to the Borrower to immediately reimburse the Agent or the Banks for the amount of the Draw.

                          Section 2.03 Termination Date.  The Borrower may
obtain Advances in respect of the Loan during a period commencing as of the Closing Date until (i) March 31, 1997 or (ii) the termination of the Borrower's right to obtain Advances or Letters of Credit pursuant to any provision hereof, whichever shall first elapse or occur (the "Termination Date").

                          Section 2.04 Advances.  Subject to the terms and
conditions of this Credit Agreement, the Banks will, until the Termination Date, make such Advances to the Borrower, in respect of the Loan, as the Borrower may from time to time request from the Agent by telephone (promptly confirmed in writing) no later than 11:00 a.m. on the date of a requested Advance; provided, that in no event, shall the Borrower be able to obtain Advances to the extent a Deficiency would occur. Each Advance borrowed, repaid or reborrowed shall be in an amount not less than $500,000. Advances may be borrowed, repaid and reborrowed until the Termination Date subject to the terms and conditions of this Credit Agreement and all outstanding Advances shall constitute one debt that is the Loan.

                          Section 2.05 Reduction.  The Borrower shall have the
right at all times to permanently reduce the Commitments in whole or in part in multiples of $5,000,000 (or if the Commitments are less than $5,000,000, an amount equal to the Commitments). Concurrently with each reduction, the Borrower shall prepay the amount, if any, together with interest thereon by which the aggregate unpaid principal amount of the Loan exceeds the Commitments as so reduced. On the Termination Date, the Commitments shall automatically be reduced to zero.

                          Section 2.06 Security Agreement; Pledge Agreement;
Mortgages. The Obligations shall be secured by a security interest in all of the personal property and fixtures of the Borrower, Tradco and Micron pursuant to one or more security agreements (collectively, the "Security Agreement") and accompanying financing statements in form and substance satisfactory to the Banks and the Agent and suitable for filing under the applicable state(s) version(s) of the Uniform Commercial Code. The Obligations shall also be secured by a pledge of all of the capital stock of Tradco, Micron and NaTi, pursuant to an Amended and Restated Pledge Agreement (the "Pledge Agreement"). The Obligations shall also be secured by liens on all of the real property of the Borrower pursuant to mortgages in form and substance satisfactory to the Banks and the Agent and suitable for filing under the applicable state(s) statutes (the "Mortgages").

                          Section 2.07 Repayment of the Loan; The Notes.
Subject to Section 9.01 of this Credit Agreement, all of the Obligations shall be due and payable immediately in full on March 31, 1997. The obligation of the Borrower to pay the principal of and interest on the Loan shall also be evidenced by the Notes executed and delivered by the Borrower to the Banks on or before the Closing Date (excluding the Letter of Credit Face Amount with respect to any outstanding Letters of Credit). The unpaid principal balance of and interest accrued on the Loan shall be determined by the ledgers and records of each Bank as accurately maintained to reflect borrowings and payments under this Credit Agreement.

                          Section 2.08 Prepayments.  The Borrower, at its
option, may prepay without premium or penalty any part of the Loan on which interest is being determined on the basis of the SNB Prime Rate. The Borrower shall pay to the Agent for the account of the Banks, upon the request of any Bank, such amount or amounts as shall reimburse such Bank for any out-of-pocket loss, cost or expense incurred as a result of:

     (a) any payment or prepayment or conversion (including by reason of acceleration) of part of the Loan bearing interest at a Fixed Rate held by such Bank on a date other than the last day of an Interest Period for such Loan; or

     (b) any failure by the Borrower to borrow, continue, or prepay part of the Loan bearing interest at a Fixed Rate held by such Bank on the date for such borrowing, continuation or prepayment specified in the relevant notice of borrowing, conversion, or prepayment;

such reimbursement will include, without limitation, amount(s) required to liquidate deposits or certificates of deposit (as the case may be) placed either with such Bank by prime banks in the London interbank market without offset for sums received by such Bank prior to the date of payment, prepayment, or conversion, but excluding loss of margin for the period after any such payment, prepayment, or conversion, provided that the Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in absence of manifest error.

                          Section 2.09 Interest on the Loan.

                          (i) The Borrower shall pay interest on the Loan (excluding, prior to a Draw, and thereafter only to the extent of the Draw, the Letter of Credit Face Amount for outstanding Letters of Credit) at the rate per annum determined on the basis of the Interest Option(s) plus the Indicated Spread. To the extent that the Borrower does not elect to have interest on all or part of the Loan determined on the basis of the Libor Rate or the Short Term Rate, interest on the Loan shall be determined on the basis of the SNB Prime Rate (in each case, plus the Indicated Spread).

                          (ii) Interest on the Loan determined in accordance with the SNB Prime Rate will be payable on the last day of each March, June, September and December. Interest on the Loan determined in accordance with a Fixed Rate will be paid at the end of each respective Interest Period therefor, and, in the case of a Libor Rate having an Interest Period of six months, on the last Business Day of the first and second three month periods thereof. Interest shall also be payable on all of the Loan on the date that all remaining principal of and interest on the Loan is due and payable, whether by reason of scheduled or accelerated maturity of the Loan.


                          Section 2.10 Election of Fixed Rate Interest Option
for the Loan. Subject to the terms and conditions con-tained in this Section 2.10, the Borrower may elect to have the interest on all or part of the principal of the Loan to be determined on a Fixed Rate. At any time, the minimum principal amount of the Loan upon which interest may be determined on a Fixed Rate shall be $1,000,000 and in no event shall there be at any time more than five different amounts comprising the aggregate principal of Loan upon which interest is being determined on a Fixed Rate. The Borrower shall have no right to elect a Fixed Rate for any amount of the Loan if any Event of Default or Possible Default shall exist at the time of election or immediately upon the effectiveness thereof. Each election of the Libor Rate (whether in the case of a new Advance or the election of a different Interest Option on all or part of the principal amount of the Loan then outstanding) shall be made by notice to the Agent received by it not later than 10:00 a.m. three Business Days before the date the Borrower desires the Libor Rate to be effective. Each election of a Short Term Rate (whether in the case of a new Advance or the election of a different Interest Option on all or part of the principal amount of the Loan then outstanding) shall be made by notice to the Agent received by it not later than 11:00 a.m. on the date the Borrower desires the Short Term Rate to be effective. The Agent agrees with the Banks to use its reasonable best efforts to notify the Banks of a Libor Rate election on the same day of receipt thereof and of a Short Term Rate election within 2 hours of receipt thereof. The Borrower, by giving a notice of election, expressly accepts the Fixed Rate regardless of any change in financial conditions or markets that may affect the Fixed Rate after the giving of notice, regardless if the change occurs prior to or after the effectiveness of the notice. Each notice of election shall specify the principal amount of the Loan to which the Fixed Rate is applicable, and the Interest Period for which the Fixed Rate shall be effective. The Borrower shall have no right to rescind any such notice once given to the Agent.

         The right of the Borrower to elect the use of a Fixed Rate shall at all times be subject to the following:

                           (I) availability of funding or its functional equivalent to the Banks to allow the use of such Fixed Rate by the Borrower;

                           (II) the Banks are generally offering to its customers loans upon which interest will be determined on such Fixed Rate;

                           (III) that the basis for determining the Fixed Rate will adequately and fairly reflect the cost to the Banks of maintaining or funding the Fixed Rate so elected;

                           (IV) each Bank believes it is not prohibited from or otherwise restricted in allowing the Borrower to elect such Fixed Rate; and

                            (V) the amount of interest and other amounts that the Borrower will pay in respect of the Fixed Rate will include (without duplication) amounts such as to pay or compensate the Banks for all taxes (other than taxes measured solely on the Banks' income), fees, duties, charges, reserve requirements, deposits, provisions for capital adequacy and similar amounts to be paid, held or withheld or imposed on or incurred by the Banks in respect of allowing the election of the Fixed Rate.

                          Section 2.11 Interest Calculations.  The interest
payable on the Loan shall be computed on a 360-day-per-year basis for the actual number of days elapsed. All payments to be made by the Borrower under this Credit Agreement and the Notes shall be made in immediately available funds by 11:00 a.m., Cleveland time, to the Agent for the Pro rata benefit of the Banks and any payment received after such time shall be deemed received on the next following Business Day. If the due date for any such payment is extended for any reason, including operation of law, or any payment is received after a due date, interest shall accrue and be payable on demand for such extended time.

                          Section 2.12 Post-Default Rate.  Any payment of
principal of or interest on the Loan not paid when due shall bear interest at a rate equal to the Post-Default Rate from and after such due date, which interest shall be due on demand. No interest shall accrue on any interest that is being charged on any payment of interest not paid when due.

                          Section 2.13 Compensation; Illegality.  (i)  If there
shall be introduced or changed any treaty, statute, law, regulation or other governmental requirement, or there shall be any change in the interpretation or administration thereof by any governmental authority charged with the administration or interpretation thereof, or there shall be made any request from any central bank or other lawful governmental authority having jurisdiction over any of the Banks, this Credit Agreement, the Loan or the Notes, which introduction, change or request shall, upon becoming effective,
(i) impose, modify or deem applicable any reserve or special deposit or other requirements against assets held by or deposits in or loans by any of the Banks or

(ii) subject any of the Banks to any tax (other than taxes measured solely on the Banks' income), duty, fee, deduction or withholding or (iii) change the basis of taxation of payments due from the Borrower (otherwise than by a change in taxation of the overall net income of the Banks) or (iv) impose on any of the Banks any penalty in respect of maintaining the Loan, and any such event increases the cost to any of the Banks to maintain the Loan or reduces the amount of principal or interest received by a Bank in respect of this Credit Agreement or the Loan then, upon such Bank's demand, the Borrower shall, pay (without duplication) to such Bank(s) from time to time such additional amounts as will compensate and reimburse such Bank(s) for such increased cost or reduced amount. A Bank shall give the Borrower prompt notice of any facts or event which, pursuant to the foregoing sentence, would require the Borrower to pay material additional amounts as compensation or reimbursement, but the failure of such Bank to give such notice shall not limit the obligation of the Borrower to pay such compensation or reimbursement. Each demand for compensation shall be accompanied by such Bank's certificate setting forth in reasonable detail the amount to be paid by the Borrower and the computations used in determining the amount, which certificate shall be presumed to be correct as to the amount set forth therein in the absence of manifest error.
In determining any such amount, the Banks may use any reasonable averaging and attribution methods.

                          (ii)  In the event that any applicable law, treaty,
rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to the Banks or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any of the Banks with any guideline, request or directive of any such authority (whether or not having the force of law), affects or would affect the amount of capital required or expected to be maintained by any of the Banks or any corporation controlling such Bank, as the case may be, and any Bank determines that the amount of such capital is increased by or based upon the existence of such Bank's obligations hereunder and such increase has the effect of reducing the rate of return on any of the Bank's or such controlling corporation's capital as a consequence of its obligations hereunder to a level below that which such Bank or such controlling corporation could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then the Borrower shall pay (without duplication) to such Bank, as the case may be, from time to time, upon request by the Agent or any Bank additional amounts sufficient to compensate such Bank for any increase in the amount of capital and reduced rate of return which such Bank reasonably determines to be allocable to the existence of such Bank's obligations hereunder. The Agent or the Bank, as the case may be, shall give the Borrower prompt notice of any facts or event which, pursuant to the foregoing sentence, would require the Borrower to pay material amounts as compensation, but the failure of the Agent or the Bank to give such notice shall not limit the obligation of the Borrower to pay such compensation. A statement as to the amount of such compensation, prepared in good faith and in reasonable detail by the Agent or the Bank, and submitted by the Agent or the Bank to the Borrower shall be conclusive and binding for all purposes absent manifest error in computation.

                          (iii)  In the event that any applicable law, treaty,
rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to the Banks, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any of the Banks with any guideline, request or directive of such authority (whether or not having the force of law), including without limitation exchange controls, shall make it unlawful for any of the Banks to maintain or offer the Loan or make any Advance under this Credit Agreement, the Banks may, upon the occurrence of such an event, refuse to offer to the Borrower or maintain any Loans.

                          Section 2.14 Event of Default or Possible Default.
The Borrower shall not be entitled to obtain any Advances or any Letter of Credit if at the time of so obtaining or requesting such Advance or Letter of Credit any Event of Default or Possible Default shall then exist or immediately thereafter would exist. Receipt by the Borrower of any Advance or any Letter of Credit, each in and of itself, shall constitute a continuing representation and warranty by the Borrower that the representations and warranties in Article III continue to be accurate and that the Borrower then is entitled under this Credit Agreement to obtain the Advance or the Letter of Credit, as the case may be.

                          Section 2.15 Pro Rata; Commitments.  (i)  As used
herein, the terms "Pro rata," "ratable," "proportionate" and words of similar import when used with reference to the Banks mean (unless the context clearly otherwise indicates) pro rata according to the unpaid principal amounts owing to the respective Banks under the Notes, or, if no principal is then owing to any Bank, according to the Commitment, as the case may be, of the respective Banks.

                          (ii)  As used in this Credit Agreement, the

"Commitment" of each Bank at any time means (A) the decimal figure set forth opposite the name of such Bank below multiplied by (B) the Maximum Loan Amount minus the then outstanding principal balance of the Loan that was advanced by such Bank:

              Name of Bank         Commitment
              ------------       --------------
                  SNB                 0.5

                  PNC                 0.3

                  NBD                 0.2

                          Section 2.16 Commitment Fee.  Until all of the
Obligations are paid in full, the Borrower shall pay to the Agent for the Pro rata benefit of the Banks a commitment fee as follows:

                          (i) the commitment fee will be based upon the average daily Availability;

                          (ii) the commitment fee will be computed at the rate of 40 basis points per annum (computed on the basis of a 360 day year and paid for the actual number of days elapsed); and

                          (iii) the commitment fee will be paid quarterly in arrears on the last day of each March, June, September and December.

                          Section 2.17 Agency Fee.  The Borrower shall also pay
to the Agent for its own account an agency fee of $15,000 per annum from the date of this Credit Agreement until all principal and interest on the Loan is paid in full, payable in quarterly installments on the last day of each February, May, August, and November. The agency fee shall be computed on the basis of a 360-day-per-year and paid for the actual number of days elapsed and shall be refunded accordingly for partial periods.

                          Section 2.18 Letter of Credit Fee.  The Borrower
shall pay to the Agent for the Pro rata benefit of the Banks a letter of credit fee on the date of issuance of each Letter of Credit and each anniversary thereof that it remains outstanding, as follows:

                          (i)  in the case of commercial Letters of Credit, the
Agent's standard fees; and

                          (ii) in the case of standby Letters of Credit, the Agent's issuance costs plus 2.0% of the Letter of Credit Face Amount (the "Annual Percentage Fee") as of the date payable.

The Annual Percentage Fee shall be computed on the basis of a 360-day-per-year and paid for the actual number of days elapsed and shall be refunded accordingly for partial periods.

                          Section 2.19 Purpose of the Loan.  The proceeds of
the Loan shall be used by the Borrower for general corporate purposes.

                          Section 2.20 Delivery of Advances and Payments.  The
Agent shall notify the Banks promptly of the Borrower's request for an Advance, and the Banks shall deliver to the Agent, prior to 1:00 p.m. on the date an Advance will be made, their Pro rata portion of such Advance. The Agent shall promptly deposit all Advances in an account of the Borrower maintained at the Agent. The Agent shall promptly deliver to the Banks their Pro rata portion of any payments received from the Borrower in the same kind of funds as received from the Borrower.

                          Section 2.21 Facility Fee.  On the Closing Date, the
Borrower shall pay to the Agent for the Pro rata benefit of the Banks $100,000 as a facility fee. On March 31, 1996, the Borrower shall pay to the Agent for the Pro rata benefit of the Banks $200,000 as a facility fee, unless the Borrower has achieved all three Target Performance Thresholds for (or, in the case of Leverage, as of) December 31, 1995. On March 31, 1997, the Borrower shall pay to the Agent for the Pro rata benefit of the Banks $200,000 as a facility fee, unless the Borrower has achieved all three Target Performance Thresholds for (or, in the case of Leverage, as of) December 31, 1996.


                                  ARTICLE III
                                  -----------

                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER
                 ----------------------------------------------

                          The Borrower represents and warrants to the Banks
as follows:

                          Section 3.01 Organization of the Borrower; Capital
Structure. The Borrower and each Subsidiary that is a party to any Loan Document is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation. The Borrower and each Subsidiary that is a party to any Loan Document has all requisite power and authority to execute and deliver the Loan Documents to which it is a party and to carry out the provisions thereof. The Borrower and each Subsidiary that is a party to any Loan Document has full corporate power, authority, and legal right to own and operate its respective properties and to carry on the business in which it engages and intends to engage. The Borrower and each Subsidiary that is a party to any Loan Document is qualified or otherwise entitled to do business and is in good standing in each jurisdiction where the failure to so qualify would have a material, adverse effect on its business, operations, properties, or assets or in its condition, financial or otherwise. Schedule 3.01 is a true, correct and complete description of the capital structure of the Borrower and its Subsidiaries, including (i) a description of their respective equity interests (and securities and rights convertible or exchangeable, directly or indirectly, into equity interests) and the ownership thereof and (ii) a description of their outstanding Indebtedness for Borrowed Money, including the face amount of each such evidence of Indebtedness, the name of the creditor thereof and the stated maturity thereof.

                          Section 3.02 Authorization; Validity.  The Borrower
and each Subsidiary that is a party to any Loan Document has taken all corporate action necessary to authorize the execution, delivery and performance by it of the Loan Documents to which it is a party. This Credit Agreement is, and each of the other Loan Documents when executed and delivered will be, legal, valid and binding upon the Borrower and such Subsidiaries and enforceable against the Borrower and such Subsidiaries in accordance with their respective terms, subject to bankruptcy and similar laws relating to creditors rights generally and the application of general principles of equity. No consent, approval, or authorization of, or registration or declaration with, any governmental authority or other Person is required in connection with the execution, delivery and performance by the Borrower or any such Subsidiaries of any of the Loan Documents.

                          Section 3.03 Financial Statements.  The Borrower has
furnished to the Agent its annual report on Form 10-K for the period ending December 31, 1994 (the "10-K Report"). The 10-K Report is complete and correct in all material respects and fairly presents the consolidated financial condition of the Borrower as of the dates, and for the periods, described therein.

                          Section 3.04 Financial Condition at Date of Credit
Agreement. As of the Closing Date, the Borrower (on a consolidated basis) has no material amount of liabilities, contingent or otherwise, required to be reflected in accordance with GAAP, which are not reflected in the 10-K Report other than those liabilities arising since December 31, 1994, in the ordinary course of business or in connection with the rights offering contemplated in the Registration Statement. The Borrower and its Subsidiaries have no outstanding or existing material commitments for the purchase of land, buildings, equipment, materials, or supplies, or any contracts for services except for those made in the ordinary course of business.

                          Section 3.05 No Adverse Changes.  Since December 31,
1994, there has been no material adverse change in the consolidated condition, financial or otherwise, of the Borrower and the Material Subsidiaries, and the consolidated business, operations, and properties of the Borrower and each of its Material Subsidiaries have not been substantially and adversely affected in any way.

                          Section 3.06 Title to Properties; Patents, Trade
Marks, etc. The Borrower and its Material Subsidiaries have good and marketable title to all of their respective properties and assets, including, without limitation, the properties and assets reflected in the balance sheet (the "Balance Sheet") contained in the 10-K Report (excepting, however, Inventory and immaterial amounts of other property and assets, in each case sold or otherwise disposed of in the ordinary course of business subsequent to December 31, 1994). There are no Liens of any nature whatsoever on any of the properties or assets of the Borrower or its Material Subsidiaries other than Permitted Exceptions. The Borrower and its Material Subsidiaries own or possess sufficient rights in all the patents, trademarks, service marks, trade names, copyrights, and licenses and rights with respect to the foregoing necessary for the conduct of their businesses as they are now conducted, without any known conflict with the valid rights of others which would be inconsistent with the conduct of its business substantially as now conducted and as currently proposed to be conducted.

                          Section 3.07 Litigation.  Except as described in the
10-K Report, there are no outstanding judgments against, or actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Material Subsidiary, at law or in equity, or before or by any federal, state, local or other governmental department, commission, board, bureau, agency, or instrumentality including, any which involves the possibility of any judgment or liability not fully covered by insurance or which may result in any material, adverse change in the consolidated business, operations, properties (as a whole), or assets (as a whole) or in the consolidated condition, financial or otherwise, of the Borrower and the Material Subsidiaries.

                          Section 3.08 Compliance with Other Instruments.
Neither the Borrower nor any of its Material Subsidiaries are in default in the performance, observance, or fulfillment of any of the material obligations, covenants, or conditions contained in (i) any evidence of Indebtedness for Borrowed Money or (ii) any lease or other instrument by which such Person has acquired an interest in real property. Neither the execution and delivery of the Loan Documents, nor the consummation of the transactions contemplated thereby, nor compliance with the terms and provisions thereof will violate in any material respect the provisions of any applicable law or of any applicable order or regulation of any governmental authority having jurisdiction over the parties (excluding the Banks) thereto, or will conflict with any material permit or license, or will conflict with or result in a breach of, in any material respect, any of the terms, conditions or provisions of any restriction or of any agreement or instrument to which the Borrower is now a party, or will constitute a default thereunder, or will result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of the properties or assets of the Borrower except in favor of the Banks.

                          Section 3.09 Material Restrictions.  The Borrower is
not a party to any agreement or other instrument or subject to any other restriction which materially adversely affects its business, properties (as a whole), assets (as a whole), operations, or conditions, financial or otherwise.

                          Section 3.10 Correctness of Data Furnished.  The Loan
Documents and all Schedules and Exhibits thereto do not contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading; and there is no fact not otherwise disclosed in writing to the Agent and the Banks which, to the knowledge of the Borrower, materially affects adversely the business, properties (as a whole) or condition (financial or otherwise) of the Borrower.

                          Section 3.11 ERISA.  Every employee pension benefit
plan maintained by the Borrower which has been treated for federal tax purposes as a qualified plan under Section 401(a) of the Code is so qualified, and its related funding vehicle is tax exempt. The Borrower has not engaged in a transaction with respect to any Plan, or any other employee benefit plan, which has, would or could subject the Borrower to a tax or penalty imposed by either
Section 4975 of the Code or Section 502(i) of ERISA, or with or without its knowledge, has engaged in any such transactions that has, would or could subject any of them to any such tax or penalty in excess of $100,000 in the aggregate excluding any such tax or penalty that has been paid. No Plan has had an accumulated funding deficiency, whether or not waived. No Reportable Event has occurred with respect to any Plan. No liability to the PBGC has been incurred and is unpaid, or is expected to be incurred, by the Borrower with respect to any Plan. No event or condition referred to in Section 4042(a) of ERISA exists which presents a material risk of termination of any Plan by the PBGC, which termination would result in liability of the Borrower to the PBGC in excess of $100,000 in the aggregate. No proceeding or other action has been initiated by the PBGC to terminate any Plan nor has written notice been given to the Borrower of an intention to commence or seek the commencement of any such proceeding or action. The Borrower has not withdrawn nor does it expect to withdraw from any multi-employer plan or multiple employer plan, excluding any such withdrawal that may be accomplished without liability or any such withdrawal as to which any resulting liability has been paid in full. The total potential withdrawal liability to the Borrower under all multi-employer plans does not exceed $100,000 less the aggregate Unfunded Liabilities described in the next sentence. Each employee benefit plan maintained by the Borrower has been administered in compliance with its terms. The term "current value" has the same meaning as in Section 4062(b)(1) of ERISA (as in effect prior to the amendment made by the Consolidated Omnibus Budget Reconciliation Act of 1985) and the term "accrued benefit" has the same meaning specified in
Section 3(23) of ERISA. As used in this Credit Agreement, (i) "accumulated funding deficiency" shall have the meaning assigned to such term in Section 412 of the Code and Section 302 of ERISA; (ii) "employee pension benefit plan," "employee benefit plan," "multi-employer plan" and "plan year" shall have the respective meanings assigned to such terms in Sections 3 and 4001 of ERISA;
(iii) "multiple employer plan" means a single employer plan which has two or more contributing sponsors at least two of whom are not under common control, within the contemplation of Sections 4063 and 4064 of ERISA; (iv) "single employer plan" shall have the meaning assigned to such term in Section 4001(a)(15) of ERISA; and (v) "withdrawal liability" shall include the liabilities established by Sections 4063, 4064 and 4201 of ERISA.

                          Section 3.12 Taxes.  The Borrower and each of its
Subsidiaries included on the Borrower's consolidated Federal tax return have
(a) timely filed all returns required to be filed by it with respect to all Taxes, (b) paid all Taxes shown to have become due pursuant to such returns, and (c) paid all other Taxes for which a notice of assessment or demand for payment has been received other than Taxes that the Borrower or the Subsidiary is contesting in good faith with appropriate proceedings. To the best of the Borrower's knowledge, all tax returns for the

Borrower and such Subsidiaries have been prepared in accordance with all applicable laws and requirements and accurately reflect the taxable income (or other measure of Tax) of the Person filing the same. To the best of the Borrower's knowledge, the accruals for Taxes contained in the Balance Sheet are adequate under GAAP to cover all liabilities for Taxes for all periods ending on or before the date of such balance sheet and include adequate provision for all deferred Taxes (including deferred federal Taxes), and nothing has occurred subsequent to that date to make any of such accruals inadequate. The Borrower and such Subsidiaries have timely filed all information returns or reports which are required to be filed and has accurately reported all information required to be included on such returns or reports. The Borrower has never (i) filed any consent or agreement under Section 341(f) of the Code, (ii) executed a waiver or consent extending any statute of limitations for any Tax liability exceeding $100,000 which remains outstanding, (iii) joined in or been required to join in filing a consolidated or combined Tax return except for the consolidated return of the Borrower, (iv) applied for a Tax ruling other than a determination letter with respect to a qualified employee benefit plan, (v) entered into a closing agreement with any taxing authority, or (vi) filed an election under 338(g) or Section 338(h)(10) of the Code or caused or permitted a deemed election under Section 338(e) thereof to occur.

                          Section 3.13 Compliance with Laws.  Except as
described in the 10-K Report, the Borrower and its Material Subsidiaries are in compliance in all material respects with all material laws, rules, regulations, court orders and decrees, and orders of any governmental agency which are applicable to the Borrower or to its properties. Except as described in the 10-K Report, neither the Borrower nor any of its Material Subsidiaries is subject to any outstanding or, to the knowledge of the Borrower, threatened citation by any governmental authority having jurisdiction with respect to its operations.

                          Section 3.14 Environmental Matters.  Except as
described in the 10-K Report, the Borrower and its Subsidiaries are conducting their businesses in compliance in all material respects with all applicable federal, state, and local Environmental Laws including but not limited to the Resource Conservation and Recovery Act, the Clean Air Act, the Federal Water Pollution Control Act, the Toxic Substances Control Act, and the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") and, except as so disclosed, there is not pending any Environmental Complaint nor, to the best knowledge of the Borrower after diligent investigation, any threatened (in writing), civil or criminal litigation, notice of a material violation or lien, or administrative proceeding relating to any Environmental Law involving the Borrower or any of its Subsidiaries. Except as described in the 10-K Report, the Borrower and its Subsidiaries have obtained from every federal, state, and local governmental authority, all material approvals, consents, licenses, permits, and orders necessary to carry on their business as currently conducted. Except as described in the 10-K Report, to the best of Borrower's knowledge, the Borrower and its Subsidiaries have never transported Hazardous Substances or arranged for the transportation of such Hazardous Substances to any location which is the subject of federal, state, or local enforcement actions or other investigations which may lead to claims against the Borrower or any of its Subsidiaries for clean-up costs, remedial work, damages to natural resources, or for personal injury claims exceeding, in the aggregate for all such personal injury claims, $100,000. Except as described in the 10-K Report, the Borrower and its Subsidiaries have never treated, stored for more than 90 days, recycled or disposed of any Hazardous Substances on any property now or previously owned or leased by the Borrower or any of its Subsidiaries which under current interpretation of current federal, state, and local law could reasonably be expected to result in a material loss or liability (measured on a consolidated basis) to the Borrower or any of its Subsidiaries.

                          Section 3.15 Regulation U, etc.  The Borrower does
not own, nor does it have any present intention of acquiring, any "margin stock" within the meaning of Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System (herein called "margin stock"). The proceeds of the Loan will not be used, directly or indirectly, by the Borrower for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness or other liability which was originally incurred to purchase or carry, any margin stock or for any other purpose which might cause the transactions contemplated hereby to be considered a "purpose credit" within the meaning of said Regulation U, or which might cause this Credit Agreement to violate Regulation G, Regulation U, Regulation T, Regulation X, or any other regulation of the Board of Governors of the Federal Reserve System or the Securities Exchange Act of 1934. Upon request, the Borrower will promptly furnish the Agent with a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation U.

                          Section 3.16 Holding Company Act.  The Borrower is
not a "Holding Company" or a "Subsidiary Company" of a "Holding Company", or an "Affiliate" of a "Holding Company" or of a "Subsidiary Company" of a "Holding Company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

                          Section 3.17 Securities Act, etc.  Neither the
registration of any security under the Securities Act of 1933, as amended, or any other federal, state, or local securities laws, nor the qualification of the Loan Documents under the Trust Indenture Act of 1939, as amended, is required in connection with the Loan or the issuance and delivery of the Notes pursuant hereto.

                          Section 3.18 Solvency.  The Borrower is solvent and
has assets having a fair value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured, and has access to adequate capital for the conduct of its business and the ability to pay its debts from time to time incurred in connection therewith as such debts mature.

                          Section 3.19 Insurance.  The Borrower and its
Material Subsidiaries currently have in place the insurance policies described on Schedule 3.19. To the best of Borrower's knowledge, they have adequately insured, by financially sound and reputable insurers (or through self-insurance which is reasonable in amount and prudent considering the nature of the risk), all properties of a character usually insured by business entities engaged in the same or similar activities and business against loss or damage resulting from fire or other risks insured against by extended coverage and public liability insurance and against claims for personal injury, death, or property damage occurring upon, in, or about any properties occupied or controlled by them, or through the operation of any motor vehicles or aircraft by any of their agents or employees, or arising in any manner out of the business carried on by any of them. The Borrower and its Material Subsidiaries have in place adequate business interruption insurance. The Borrower's and its Material Subsidiaries' insurance policies contain provisions for payment of all losses thereunder to the Agent for the Pro rata benefit of the Banks as loss payees. Any such policies of insurance shall provide for no less than thirty (30) days prior written cancellation notice to the Agent. Any sums received in payment of insurance losses, returns, or unearned premiums under the policies shall be paid to the Borrower or its Material Subsidiary, as the case may be; provided, that after the occurrence and during the continuance of a Possible Default or an Event of Default, such sums shall be paid to the Agent for the Pro rata benefit of the Banks and the Banks (a) may apply such sums to any Obligation, whether or not then due and payable, and, to the extent such sums are applied to the principal of the Loan, the Banks may treat such application as a permanent reduction of the Commitments, or (b) may deliver such sums to the Borrower for the purpose of replacing, repairing, or restoring its property.

                          Section 3.20 Receivables.  Each Receivable reflected
on any Borrowing Base Certificate and each invoice representing any such Receivable (other than proceeds of letters of credit, insurance proceeds, contract rights, chattel paper, instruments and documents not arising directly out of a sale or lease of goods or services) will cover a bona fide sale or lease and delivery of merchandise usually dealt in by the Borrower, Tradco or Micron, or the rendition by the Borrower, Tradco or Micron of services to customers in the ordinary course of business, and will be for a liquidated amount maturing as reflected in such Certificate and in the duplicate invoice covering said sale, and the Agent's and the Banks' security interest therein will not be subject to any offset, deduction, counterclaim, lien or other condition. None of the Borrower's invoices shall be backdated, postdated or redated and the Borrower shall make no sales on credit terms beyond that customary in the Borrower's industry. If any warranty is breached as to any Receivable or invoice, then the Agent and the Banks may deem ineligible any and all Receivables owing by that customer or account debtor, but the Agent and the Banks shall retain their security interest in all Receivables, eligible and ineligible, until all Obligations have been fully satisfied.


                                   ARTICLE IV
                                   ----------

                            CONDITIONS TO BORROWING
                            -----------------------

                                     Part I

                          Conditions Precedent to this Credit Agreement.  The
obligation of the Banks under this Credit Agreement shall be subject to the satisfaction of the following conditions prior to or concurrently with the execution of this Credit Agreement:

                          Section 4.01 Representations and Warranties.  The
representations and warranties contained in Article III shall be true in all material respects.

                          Section 4.02 No Defaults.  There shall exist no
condition or event constituting an Event of Default or Possible Default.

                          Section 4.03 Performance.  The Borrower shall have
performed and complied with all material agreements and conditions contained herein required to be performed or complied with by them prior to or at the time of the Closing Date.

                          Section 4.04 Opinions of Counsel for the Borrower.
The Banks shall have received the favorable opinions of counsel for the Borrower in form and substance satisfactory to the Agent, substantially to the same effect as the Borrower's representations and warranties in Sections 3.01 (except for clause (ii), 3.02, 3.07 (to such counsel's best knowledge), 3.16 and 3.17, as well as similar matters regarding the Borrower's Material Subsidiaries. Such opinions shall also include a favorable opinion as to such other matters relative to the transactions contemplated by the Loan Documents as the Agent or any of the Banks may reasonably request.

                          Section 4.05 Corporate Proceedings.  The Borrower
shall have delivered to the Agent and the Banks, dated as of the Closing Date (or as of a date recent to the Closing Date)the following:

                          (i) a certificate of an officer of the Borrower stating that other than as set forth in such certificate, there have been no changes to the following since their delivery to the Agent and the Banks in connection with the Second Amended Agreement:

                          (A) copies of its and its Material Subsidiaries' charters, certified by the Secretary of State of their respective states of incorporation;

                          (B) a copy of its and its Material Subsidiaries' code of regulations (or by-laws) certified by their respective officers; and

                          (C) incumbency certificates certifying the names of the Borrower's and each of its Subsidiaries' officers and their signatures, certified by their respective officers;

                          (D) a certificate of good standing from each jurisdiction under which it and its Material Subsidiaries are incorporated, together with certificates of good standing or authority to transact business or similar certificates from each state or province where the Borrower and each of its Material Subsidiaries is required to be qualified, in all cases from the Secretary of State or comparable officer of such jurisdiction; and

                          (ii) resolutions of its and its wholly-owned Subsidiaries' Boards of Directors authorizing the execution, delivery and performance of the respective Loan Documents to which each such entity is a party, certified by their respective officers.

                          Section 4.06 Payment of Expenses.  The Borrower shall
have paid, or reimbursed the Banks for, the amounts required to be paid or reimbursed by the Borrower pursuant to this Credit Agreement and the term sheet dated as of February 15, 1995, and reasonable out of pocket expenses of Thompson, Hine and Flory (to the extent requested at least one Business Day prior to the Closing Date).

                          Section 4.07 Security Agreement; Acknowledgement.
The Banks and the Agent shall have received (a) the executed Security Agreement and satisfactory evidence of the filing of the related financing statements in the appropriate jurisdictions and (b) the executed Acknowledgement of Continuing Pledge Agreement and Mortgages.

                          Section 4.08 Cash Collateral Agreements.  The Banks
and the Agent shall have received the executed Cash Collateral Agreement and the Additional Cash Collateral Agreements.

                          Section 4.09 Schedules.  The Banks and the Agent
shall have received, at least five business days prior to the Closing Date, and approved (in their sole discretion) each of the Schedules attached hereto and the disclosures contained in the 10-K Report.

                          Section 4.10 Collateral Disclosure List.  The Banks
and the Agent shall have received, at least five business days prior to the Closing Date, a completed collateral disclosure list (the "Collateral Disclosure List") in form and substance satisfactory to the Agent and the Banks.

                          Section 4.11 Other Documents.  The Banks shall have
received such other certificates, opinions, agreements and documents as they shall reasonably request and the Banks, in their sole discretion, shall be satisfied with the condition, financial and otherwise, of the Borrower.

                                    Part II

                          Conditions Precedent to Future Advances.  The
obligation of the Banks to make Advances from time to time shall be subject to the satisfaction of the following conditions prior to or concurrently with such action:

                          Section 4.12 No Defaults.  There shall exist no
condition or event constituting an Event of Default or Possible Default.

                          Section 4.13 Performance.  The Borrower shall have
performed and complied with all material agreements and conditions contained herein required to be performed or complied with by it prior to or at the time of such action.

                          Section 4.14 Representations and Warranties.  The
representations and warranties contained in Article III shall be true in all material respects on and as of the time of such action, with the same effect as if made on and as of such date, (unless stated as of a specific date, and after giving effect to such updated information, as to such representation and warranty stated as of a specific date, reflecting transactions not prohibited by the terms of this Credit Agreement), as is necessary to make such representations and warranties true in all material respects as of such date.

                          Section 4.15 Certificate.  If requested by the Agent,
the Borrower shall have delivered to the Agent a certificate dated the date of such action and signed by the chief financial officer of the Borrower, certifying to the matters covered by the conditions specified in Sections 4.12,
4.13 and 4.14.

                          Section 4.16 Other Documents.  The Banks shall have
received such other certificates, opinions, agreements and documents as they shall reasonably request.


                                   ARTICLE V
                                   ---------

                     AFFIRMATIVE COVENANTS OF THE BORROWER
                     -------------------------------------

                          Until all principal of and interest on the Loan and
the Notes and all other Obligations, liabilities and indebtedness of the Borrower to the Banks under this Credit Agreement have been paid in full and the Commitments have expired or been terminated:

                          Section 5.01 Payment of Amounts Due.  The Borrower
will make all payments of the principal of and interest on the Loan and the Notes promptly as the same become due.

                          Section 5.02 Existence, Business, etc.  The Borrower
will cause to be done all things necessary to preserve and to keep in full force and effect its and its Material Subsidiaries' existence and its and its Material Subsidiaries' rights; provided, however, any of the Material Subsidiaries may merge into the Borrower in a transaction permitted by Section
6.02 of this Credit Agreement. The Borrower will, and will cause its Material Subsidiaries to, comply in all material respects with all federal, state, and local laws and regulations now in effect or hereafter promulgated by any properly constituted governmental authority having jurisdiction (other than laws and regulations being contesting in good faith by appropriate proceedings).

                          Section 5.03 Maintenance of Properties.  The Borrower
will, and will cause its Material Subsidiaries to, at all times maintain, preserve, protect, and keep its and their properties used in the conduct of its and their business in good repair, working order, and condition, ordinary wear and tear excepted, and, from time to time, make all needful and proper repairs, renewals, replacements, betterments, and improvements thereto, so that the business carried on in connection therewith may be properly conducted at all times.

                          Section 5.04 Payment of Taxes, etc.  The Borrower
will, and will cause its Subsidiaries included on the Borrower's consolidated Federal tax returns, to pay and discharge all lawful taxes, assessments, and governmental charges or levies imposed upon it or them, or upon its or their income or profits, or upon its properties, prior to the date that penalties could begin to accrue, as well as all lawful claims for labor, materials, and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, the Borrower and such Subsidiaries shall not be required to pay and discharge any such tax, assessment, charge, levy, or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and there shall be set aside on its or their respective books such reserves with respect thereto as are required by GAAP. The Borrower and such Subsidiaries will in all events pay such tax, assessment, charge, levy or claim before the property subject thereto shall be sold to satisfy any lien which has attached as security therefor.

                          Section 5.05 Insurance.  The Borrower will, and will
cause its Material Subsidiaries to, keep in place the insurance policies described on Schedule 3.19. The Borrower will deliver to the Agent at such times as material changes may be effected in the insurance coverage of the Borrower and its Material Subsidiaries, such changes along with a certificate of the chief financial officer of the Borrower containing a statement that such policies comply with the provisions of Section 3.19.

                          Section 5.06 Accounts and Reports of the Borrower.
The Borrower will maintain a standard system of accounting in accordance with GAAP and furnish to the Banks the following reports:

                          (i) As soon as available, and in any event within 90 days after the end of each fiscal year of the Borrower, audited financial statements, together with all notes thereto, prepared in reasonable detail and certified without qualification by independent certified public accountants of recognized national standing (the "Accountant"), and certified by the chief financial officer of the Borrower, which financial statements shall contain the following: (x) a consolidated balance sheet of the Borrower, (y) a consolidated statement of income and expense of the Borrower, and (z) a consolidated statement of changes in financial position. The Borrower shall also deliver a letter from the Accountant identifying the Borrower's Material Subsidiaries and stating that the examination made in preparing and certifying the above financial statements has not disclosed the existence of any condition or event which constitutes an Event of Default or Possible Default or, if such a condition or event exists, specifying the nature thereof; and such other and further information as the Agent may reasonably request from the Borrower;

                          (ii) As soon as available, and in any event within 45 days after the end of each fiscal quarter of each fiscal year of the Borrower, the following unaudited financial statements certified by the chief financial officer of the Borrower, (v) a consolidated balance sheet of the Borrower as at the end of such quarter, (w) a consolidated income and expense statement of the Borrower for such quarter, all prepared in accordance with GAAP and (x) a consolidated statement of changes in financial position. The Borrower shall also deliver with such financial statements the following: (y) a calculation of the equations contained in Section 2.01, in Section 5.16, and (commencing January 1, 1996) in the definition of "Indicated Spread" in Section 1.01, in each case in form and substance satisfactory to the Agent and (z) a statement that the examination made in preparing and certifying such financial statements has not disclosed the existence of any condition or event which constitutes an Event of Default or Possible Default, or if such a condition or event exists, specifying the nature thereof;

                          (iii) As soon as available, and in any event within 30 days after the end of each fiscal month of each fiscal year of the Borrower, the following unaudited reports: monthly financial statements in the form of Exhibit 5.06(iii); the Borrower's monthly reports 566, 566 "OSC," and 566F; monthly agings, broken down by division and invoice date, of accounts receivable reconciled to the Borrowing Base Certificate for the end of such month, and setting forth any extensions of the maturity of, refinancing of, or other material changes in the terms of any accounts, together with such further information with respect thereto as the Agent and the Banks may require; and the Borrower's conversion variance report;

                          (iv) As soon as available, copies of all management letters from the Borrower's independent public accountants and copies of all documents filed with, and material correspondence to or from, the SEC or any securities exchange, and copies of all press releases;

                          (v) Immediately after Borrower becomes aware of the occurrence of any condition or event which constitutes an Event of Default or Possible Default, and in any event within two days after becoming aware of such Event or Default or Possible Default, notice of such condition or event and the action which the Borrower proposes to take with respect thereto; and

                          (vi) Upon the request of the Agent or any Bank, copies of all financial statements, audits, and reports which the Borrower may have made of or concerning its accounts, books, or records, or which they have provided to any third party or filed publicly.

                          Section 5.07 Further Reporting Regarding Receivables.
 The Borrower shall prepare borrowing base certificates in the form of Exhibit 5.07 attached hereto and incorporated herein by reference ("Borrowing Base Certificates") as of the 15th and as of the last day of each calendar month, and shall deliver them to the Agent, in each case, (except as provided in Section 2.01) within 30 days of those dates, together with reports of the Borrower's sales, credits to sales or credit memoranda applicable to sales, collections and non-cash charges (from whatever source, including, without limitation, sales and noncash journals or other credits to Receivables). After the creation or acquisition of any Receivables, the Borrower shall provide to the Agent, as often as it may reasonably request, schedules in such form and substance and accompanied by such copies of original source and background documents (including, without limitation, sales, credit and remittance journals) as the Agent may require describing all Receivables created or acquired.

                          Section 5.08 Further Reporting Regarding Inventory.
Values shown on reports of Inventory shall be at the lower of cost or market value determined in accordance with the Borrower's usual cost accounting system, consistently applied. Notwithstanding the provisions of Section 5.07, only the Borrowing Base Certificate prepared as of the last day of each calendar month shall reflect changes in Inventory levels. No later than 30 days after the end of each calendar month, the Borrower shall submit to the Agent an Inventory calculation reconciled to the Borrowing Base Certificate for the end of such month, the Borrower's, Tradco's and Micron's Inventory records, their trial balances and general ledgers, broken down into such detail and with such categories as the Agent shall require (including, but not limited to, a report indicating the type, location and amount of raw materials, work in process and finished goods, and all other information deemed necessary by the Agent to determine levels of that which is and is not Eligible Inventory).

                          Section 5.09 Disputes and Claims Regarding
Receivables. The Borrower shall notify the Agent promptly of all returns and recoveries of material amounts of merchandise sold by it, Tradco or Micron and, upon the occurrence and during the continuance of an Event of Default, shall deliver the merchandise returned or recovered to the Agent at a location or locations selected by the Agent in its sole discretion, unless otherwise directed by the Agent. The Borrower shall also notify the Agent promptly of all material disputes and claims. After the occurrence and during the continuance of an Event of Default, no discount, credit or allowance outside the ordinary course of business or material, adverse extension, compromise or settlement shall be granted to any customer or account debtor and no returns of merchandise outside the ordinary course of business shall be accepted by the Borrower without the Agent's consent.

                          Section 5.10 Lock Boxes.

                          (i) The Borrower shall continue to rent the post office box at P.O. Box 5340, Cleveland, Ohio 44191 (the "SNB Lock Box") in accordance with an agreement with the Agent; shall continue to rent the post office box at Department #0597, Los Angeles, California 90084 (the "West Coast Lock Box") in accordance with an agreement with First Interstate Bank of California ("First California").

                          (ii) Tradco shall establish a post office box (the "Tradco Lock Box") within sixty (60) days of the Closing Date in accordance with an agreement with the bank selected by Tradco (the "Tradco Bank") for such purposes.

                          (iii) The Borrower has notified all of its current customers and account debtors (and will notify future customers and account debtors) to forward all remittances of every kind due any of them ("Remittances") to the SNB Lock Box or the West Coast Lock Box, as the case may be. Notwithstanding the foregoing, the Borrower shall not be required to notify any of its customers or account debtors to send Remittances to the Lock Boxes to the extent that such Remittances constitute Eligible Foreign Receivables that are "financed under the EXIM Bank Facility Documents" (as defined in the Intercreditor Agreement). Upon the establishment of the Tradco Lock Box, Tradco will notify all of its current customers and account debtors (and will notify future customers and account debtors) to forward all Remittances to the Tradco Lock Box. Neither the Borrower nor Tradco will alter such instructions or such agreements without the consent of the Agent, and immediately upon receipt thereof, the Borrower and Tradco shall deposit all proceeds of Receivables, excluding Receivables that constitute Eligible Foreign Receivables that are "financed under the EXIM Bank Facility Documents" (as defined in the Intercreditor Agreement) or other Collateral into the Lock Boxes. The Agent, on behalf of the Banks, shall have, after the occurrence and during the continuance of an Event of Default, sole access to the Lock Boxes and the Borrower shall take all action necessary to grant the Agent such sole access.

                          (iv) Micron shall continue to maintain an account (the "Micron Account") at the First Interstate Bank of Utah ("First Utah") and shall deposit all Remittances and proceeds of Receivables to the Micron Account.

                          (v) After the occurrence and during the continuance of an Event of Default, neither the Borrower nor Tradco shall remove any item from the Lock Boxes without the Agent's prior written consent, and the Borrower and Tradco shall not notify any customer or account debtor to pay any Remittance to any other place or address without the Agent's prior written consent. If the Borrower or Tradco should neglect or refuse to notify any customer or account debtor to pay any Remittance to the Lock Boxes, the Agent shall be entitled to make such notification. The Borrower, and Tradco hereby grant to the Agent and the Banks an irrevocable power of attorney, coupled with an interest to take, upon the occurrence and during the continuance of an Event of Default, in the Borrower's or Tradco's name all action necessary (a) to grant the Agent sole access to the Lock Boxes, (b) to contact account debtors to pay any Remittance to the Lock Boxes, and
         (c) to endorse each Remittance delivered to the Lock Boxes for deposit in accordance with Section 5.11.

                          (vi) After the occurrence and during the continuance of an Event of Default, Micron shall not make any withdrawal from the Micron Account without the Agent's prior written consent and shall deposit all amounts contained in the Micron Account into the Cash Collateral Account (as defined below). Micron hereby grants to the Agent and the Banks an irrevocable power of attorney, coupled with an interest to take, upon the occurrence and during the continuance of an Event of Default, in Micron's name all action necessary (a) to grant the Agent sole access to the Micron Account, (b) to contact account debtors to pay any Remittance to the Lock Boxes, and (c) to endorse each Remittance delivered to the Lock Boxes for deposit in accordance with Section 5.11.

                          Section 5.11 Cash Collateral Account.  Upon the
occurrence and during the continuance of an Event of Default, all Remittances and all other proceeds of Receivables and other Collateral, excluding Remittances or Receivables that constitute Eligible Foreign Receivables that are "financed under the EXIM

Bank Facility Documents" (as defined in the Intercreditor Agreement), shall be deposited into a cash collateral account (the "Cash Collateral Account") governed by the Cash Collateral Agreement executed in connection with this Credit Agreement (the "Cash Collateral Agreement.") To facilitate the foregoing, the Borrower, Tradco, Micron, the Agent, First California, the Tradco Bank and First Utah will enter into additional cash collateral agreements (the "Additional Cash Collateral Agreements"). All costs of collection of the Borrower's, Tradco's, and Micron's Receivables (including attorney's fees, out-of-pocket expenses, administrative and record-keeping costs, and all service charges and costs related to the establishment and maintenance of the Lock Boxes and the Cash Collateral Account) shall be the sole responsibility of the Borrower, whether the same are incurred by the Agent, the Banks or the Borrower, and the Agent and the Banks may charge the same against the Borrower and/or any account maintained by the Borrower with the Agent or the Banks and the same shall be deemed part of the Obligations hereunder.

                          Section 5.12 Information and Inspection.  The
Borrower will furnish to the Agent or any Bank, from time to time, upon the request by the Agent or any Bank, full information pertinent to any covenant, provision, or condition of this Credit Agreement or of any other Loan Document or to any matter in connection with its activities and business, and at all reasonable times upon reasonable notice (prior to a Possible Default or Event of Default) and as often as the Agent or any Bank may reasonably request, permit any authorized representative designated by the Agent or any Bank to visit and inspect during normal business hours any of its properties, including its books (and to take extracts therefrom) and to discuss its affairs, finances, and accounts with its officers and employees. The chief financial officer of the Borrower shall be available to meet with the Banks no less frequently than quarterly and provide such information and status reports as the Banks may reasonably request. The Borrower will cooperate with the Agent and the Banks and their representatives in connection with quarterly asset based audits at all locations where Collateral is maintained. The Banks shall use commercially reasonable efforts to keep any information so obtained by them as confidential and to utilize it solely for purposes related to the Loan.

                          Section 5.13 Notice of Litigation.  The Borrower will
promptly notify the Agent and each of the Banks in writing of any litigation, legal proceeding or written threat of legal proceeding: (i) with any Person, including, without limitation, any governmental authorities and any member of the staff or any representative of any such Person, which if adversely determined with regard to the Borrower would have a material adverse effect on the Borrower, its properties, operation or condition, taken as a whole; or (ii) involving amounts in excess of $5,000,000 affecting the Borrower or its Material Subsidiaries, whether or not fully covered by insurance, and regardless of the subject matter thereof (excluding, however, any actions relating to workmen's compensation claims or negligence claims relating to use of motor vehicles, if fully covered by insurance, subject to deductibles).

                          Section 5.14 Pension Plans.  The Borrower shall (i)
keep in full force and effect any Plans which are presently in existence or may, from time to time, come into existence under ERISA, unless such Plans can be terminated without liability to the Borrower in connection with such termination (as distinguished from any continuing funding obligation) in excess of $100,000 in the aggregate, (ii) make contributions to each of the Plans and all multi-employer plans in a timely manner and in a sufficient amount to comply with the requirements of ERISA, (iii) comply with all material requirements of ERISA which relate to such Plans and multi-employer plans, and
(iv) notify the Agent immediately upon receipt by the Borrower of any notice of the institution of any proceeding or other action which may result in the termination of any Plan. The term "multi-employer plan" shall have the meaning assigned to it in Section 3.11. For purposes of this Credit Agreement, "ERISA liabilities" means the aggregate liability (whether or not arising under ERISA) of the Borrower, incurred as a result of actions inconsistent with the covenants set forth in this Section 5.14 or that are or would be incurred following the termination of any Plan described in Section 8.08.

                          Section 5.15 Banking Relationships.  The Borrower
will, and will cause its Material Subsidiaries to, at all times maintain all of its and their bank accounts with the Banks, and promptly deposit all funds received into such accounts; provided, however, that the Borrower and its Material Subsidiaries may also continue to maintain the accounts described on
Schedule 5.15 hereto; provided, further, that the Borrower and its Material Subsidiaries shall use their best efforts to keep the balances in such accounts below the targets, if any, specified on Schedule 5.15, and if those targets shall be exceeded, the Borrower shall cause those balances to be reduced (by re-deposit, if necessary, to an account maintained with the Agent) below the targets as soon as practicable, provided, however, that such balances must be reduced within thirty five (35) days.

                          Section 5.16 Required Equity.  Commencing on June 30,
1994, and at all times thereafter, the Borrower shall have and maintain Total Shareholders' Equity of not less than

$27,861,000, plus the amount of any New Equity (to the extent received as of such time), plus the amount of any FIFO Adjustment, plus the amount of any increase in Total Shareholders' Equity resulting from a FASB Mandated Change, minus the amount of any decrease in Total Shareholders' Equity resulting from a FASB Mandated Change, minus the amounts expressed below during the applicable periods:

            Period Commencing                                        Amount
            -----------------                                        ------
            June 30, 1994                                          $7,900,000

            September 30, 1994                                    $11,255,000

            December 31, 1994                                     $12,160,000

            March 31, 1995                                        $15,520,000

            June 30, 1995                                         $17,800,000

            September 30, 1995, December 31, 1995,                $19,500,000
            March 31, 1996, and June 30, 1996

            September 30, 1996                                    $19,000,000

            December 31, 1996 and thereafter                      $18,500,000


                          Section 5.17 Post-Closing Items.  The Borrower will
promptly perform and complete to the satisfaction of the Agent each of the matters, if any, set forth on Schedule 5.17 attached hereto on or before the date set forth on Schedule 5.17 for the performance and completion thereof.

                          Section 5.18 Further Assurances.  The Borrower agrees
to execute and deliver (and cause its Subsidiaries to execute and deliver) to the Agent and the Banks any agreements, documents and instruments, including, without limitation, additional Notes as replacements or substitutions as may be reasonably required by the Banks and additional security agreements, financing statements, pledge agreements and mortgages, and to take such other actions as reasonably requested by the Agent or any Bank to effect the transactions contemplated hereby and to secure in a manner satisfactory to the Agent and the Banks the Collateral and any after-acquired property, including real property. Without limiting the foregoing, the Borrower shall (a) provide access to its and its Material Subsidiaries' properties and cooperate in any future environmental assessments and appraisals.

                          Section 5.19 Payment of New Equity.  The Borrower
will deliver, within one (1) Business Day following receipt by the Borrower, to the Agent the entire net cash proceeds of any New Equity obtained, all of which shall be applied to the outstanding balance of the Loan.


                                   ARTICLE VI
                                   ----------
                      NEGATIVE COVENANTS OF THE BORROWER
                      ----------------------------------

                          Until all principal of and interest on the Loan and
the Notes and all other Obligations, liabilities, and indebtedness of the Borrower to the Banks under this Credit Agreement have been paid in full and the Commitments have expired or been terminated:

                          Section 6.01 Limitation on Liens.  The Borrower will
not, and will not permit its Material Subsidiaries to, create, incur, assume, or suffer to be created, or incurred, or assumed, or to exist, any Lien of any kind on any of its assets or properties; provided, however, that the foregoing restrictions shall not prohibit:

                          (i)  Liens in favor of the Banks;

                          (ii) Liens for taxes, assessments, governmental charges, levies, or similar claims, if payment thereof shall not yet be due or if the obligation to pay is being contested in good faith by appropriate proceedings and adequate reserves with respect thereto shall have been set aside on the books of the Borrower, but in any event only so long as the sale of property subject to such lien is not imminent by reason of non-payment;

                          (iii) Liens of carriers, warehousemen, mechanics, laborers, landlords, and materialmen, in each case, incurred in the ordinary course of business for sums not yet due or if the obligation to pay is being contested in good faith by appropriate proceedings and adequate reserves with respect thereto shall have been set aside on the books of the Borrower, but in any event only so long as the sale of property subject to such lien is not imminent by reason of non-payment;

                          (iv) Liens in the ordinary course of business in connection with worker's compensation or unemployment insurance or social security;

                          (v) minor title defects consisting of minor survey exceptions, easements or rights-of-way, building lines shown on the street dedication plats, reservations of record and zoning or other restrictions as to the use of real property, which title defects and encumbrances do not, in the aggregate, materially impair the use of such property in the operation of its activities and business;

                          (vi) Capitalized Lease Obligations and purchase money security interests on fixed assets securing amounts not in excess of $15,000,000; and

                          (vii) Liens pursuant to the EXIM Bank Facility, including as they may be assigned from the Banks to the EXIM Bank.

Each of the foregoing Liens, exceptions, and charges being referred to collectively as the "Permitted Exceptions."

                          Section 6.02 Liquidation, Merger, or Consolidation.
The Borrower will not and will not permit its

Material Subsidiaries to dissolve or liquidate, or consolidate with or merge with or into any person, firm, corporation or entity or otherwise effect any business combination with any person, firm, corporation or entity; provided, however, that the Borrower or any of its Material Subsidiaries may effectuate a business combination if either (i) the Borrower is the surviving entity and no Event of Default shall have occurred and be continuing or be created thereby and no Possible Default shall be existing or created thereby or (ii) the Required Banks have (in their discretion) consented in writing prior to the business combination.

                          Section 6.03 Amendment of Articles of Incorporation
and/or By-Laws. The Borrower will not and will cause its Material Subsidiaries not to amend, modify, or supplement its articles of incorporation or its code of regulations in any material respect that would be detrimental to the performance by the Borrower of its obligations under the Loan Documents or to the rights of the Agent or the Banks thereunder.

                          Section 6.04 Distributions of Profits; Purchases or
Redemption of Stock; Dividends. The Borrower will not make or pay (or obligate itself to make or pay) any dividend, distribution or any other payment in respect of any of its shares of capital stock, or redeem, purchase, or otherwise acquire for any consideration (directly or indirectly) any of the shares of its capital stock, except for annual redemptions not exceeding $200,000 in the aggregate consistent with past practice. Notwithstanding the foregoing, upon the Borrower achieving Profitability, it may pay dividends to its shareholders with respect to any fiscal quarter in which it achieves Profitability not in excess of an amount equal to 25% of Net Income for that fiscal quarter plus the immediately preceding fiscal quarter, so long as no Event of Default shall have occurred and be continuing or be created thereby and no Possible Default shall be existing or created thereby.

                          Section 6.05 Limitation on Investments.  The Borrower
will not, and will not permit its Material Subsidiaries to, purchase or otherwise acquire or make any Investment, except for (i) Investments existing on the Closing Date but without any increase therein (no increase in an Investment shall be deemed to have occurred solely by reason of an increase in the fair market value of such Investment or increases in the net worth in the Person that is the subject of the Investment resulting from earnings of such Person), (ii) Investments in the ordinary course of business or (iii), without duplication, Investments not in the ordinary course of business in Subsidiaries, joint ventures and similar Persons in the titanium or related industries (except that Investments in connection with the existing Department of Energy contract shall also be permitted) so long as the aggregate amount of all such Investments does not exceed Five Million Dollars ($5,000,000) measured from June 3, 1993. For purposes of this Section 6.05, the term "ordinary course of business" means loans or advances to employees in accordance with the Borrower's customary practices or Investments similar to the foregoing arising in the ongoing operation of the Borrower's and its Material Subsidiaries' businesses.

                          Section 6.06 Disposition of Assets.  The Borrower will
not, and will not permit its Material Subsidiaries to, Dispose of any assets, interests, facilities, or property ("Assets"), except for (i) sales of Inventory in the ordinary course of business, (ii) assignments of uncollectible Receivables, (iii) Dispositions of worn or obsolete equipment that is replaced within 30 days, (iv) Assets historically associated with the Borrower's Ashtabula, Ohio, facility (provided, however, that Inventory may only be Disposed of by sales in the ordinary course of business), and (v) equity interests of Persons other than Material Subsidiaries.

                          Section 6.07 Fiscal Year.  Except as required by law,
the Borrower will not change its fiscal year.

                          Section 6.08 ERISA.  (i)  The Borrower shall not
permit, with respect to any Plan whose current value of benefits which are guaranteed by the PBGC under Title IV of ERISA (determined on the basis of assumptions prescribed by the PBGC) exceeds the then current value of such Plan's assets allocable to such benefit(s):

                          (A)  any Reportable Event;

                          (B) the filing with the PBGC of a notice of intent to terminate a Plan or the giving of a notice of such termination to participants in anticipation of such filing; or

                          (C) the adoption of an amendment to a Plan if, after giving effect to such amendment, the Plan is a plan described in
         Section 4021(b)(1) of ERISA.

                          (ii)  The Borrower shall not (I) withdraw from one or
more multiple employer plans during a plan year for which the Borrower is a substantial employer with respect to such Plan if the Borrower would incur liability to the PBGC with respect to such Plan or Plans under Section 4063 of ERISA, or (II) withdraw from one or more multi-employer plans if, pursuant to Section 4202 of ERISA, a withdrawal liability against the Borrower would result, or (III) engage in a transaction or transactions which could subject the Borrower, to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA, or (IV) allow one or more Plans, at any time to have an accumulated funding deficiency, or (V) fail to make any contributions when due to a Plan that is required to satisfy the minimum funding standards under Section 412 of the Code. As used in this Section 6.08, (y) "accumulated funding deficiency", "multiple employer plan", and "plan year" shall have the respective meanings assigned to such terms in Section 3.11 and (z) "withdrawal liability" means the amount thereof as determined in accordance with Section 4201 of ERISA.

                          (iii)  Notwithstanding clauses (i), (ii)(I) or
(ii)(II) above, the Borrower shall have the right to terminate, or withdraw from, any Plan or Plans at any time so long as the total of the continuing funding obligation with respect to such Plans, plus the portion of any liability incurred by reason of such terminations or withdrawals required to be paid in any one year, does not increase the annual cost of such Plan or Plans (including funding costs) by more than $100,000 in the aggregate.

                          Section 6.09 Regulation U.  The Borrower shall not,
directly or indirectly, (a) apply any part of the proceeds of the Loan to the purchasing or carrying of any "margin stock" within the meaning of Regulations G, T, U or X of the Federal Reserve Board, or any regulations, interpretations or rulings thereunder, (b) extend credit to others for the purpose of purchasing or carrying any such margin stock, or (c) retire Indebtedness which was incurred to purchase or carry any such margin stock.

                          Section 6.10 Environmental Compliance.  The Borrower
will not and will cause its Material Subsidiaries not to:

                          (a) treat, store for more than 90 days (or such longer periods as are unlawful for smaller quantity generators), recycle or dispose of Hazardous Substances on any property owned or leased by the Borrower, except in compliance with applicable permits and applicable laws; or dispose of or Release reportable quantities of Hazardous Substances on any property owned or leased by the Borrower;

                          (b) purchase or lease any property where, to the best knowledge of the Borrower, after reasonable investigation, Hazardous Substances have been disposed or released; or

                          (c) fail to comply in full with all clean-up or remediation required under any Environmental Law or order of any governmental authority concerning property owned or leased by the Borrower, except to the extent that compliance is being contested in good faith by appropriate proceedings and reserves are established or other appropriate provisions made therefor in accordance with GAAP (to the extent such reserves or provisions are required in accordance with
         GAAP).

                          Section 6.11 Limitation on Indebtedness for Borrowed
Money. The Borrower will not, and will not permit its Material Subsidiaries to, incur, assume, or pay any Indebtedness for Borrowed Money; provided, however, that the foregoing restriction shall not prohibit (a) Indebtedness for Borrowed Money owing to the Banks, (b) industrial revenue bond(s) outstanding on the date of this Credit Agreement not in excess of $1,180,000, (c) Capitalized Lease Obligations and amounts secured by purchase money security interests up to the maximum amount otherwise permitted by Section 6.01(vi), (d) Guarantees of Indebtedness for Borrowed Money up to the maximum amount otherwise permitted by Section 6.05 of this Credit Agreement, and (e) the EXIM Bank Facility.


                                 ARTICLE VII
                                 -----------

                             WAIVERS AND AMENDMENTS
                             ----------------------

                          (i)  Any of the acts which the Borrower is required
to do or prohibited from doing by any of the provisions of this Credit Agreement may, notwithstanding such provisions, be omitted or done, as the case may be, (ii) any provision of the Loan Documents may be amended or modified and
(iii) any provision requiring the consent, approval or satisfaction of the Banks shall be met, in each case, if the Required Banks have agreed or consented thereto in writing except no waiver, amendment, modification or other alteration with regard to the amount of or time for payment of any amount payable by the Borrower under the Loan Documents, the amount of the Commitments, the interest rate(s) on the Loan, the provisions of Section 2.07, the provisions of Section 11.05, the definition of "Borrowing Base" or any of the advance rates referenced therein, the provisions of this Article VII or the conditions precedent to the making of any

Advance shall be effective without the written agreement or consent of all of the Banks and the Agent thereto.


                                  ARTICLE VIII
                                  ------------

                                   DEFAULTS
                                   --------

                          Each of the following events shall be termed "Events
of Default":

                          Section 8.01 Principal Default.  Default shall be
made in the payment of any principal of the Notes or the Loan when and as the same shall become due and payable, whether at maturity or otherwise, and such default shall continue for five consecutive calendar days; or

                          Section 8.02 Interest Default.  Default shall be made
in the payment of any interest on or with respect to the Notes or the Loan when the same shall become due and payable and such default shall continue for ten consecutive calendar days; or

                          Section 8.03 Other Payment Defaults.  Default shall
be made in the payment of any other amount when and as the same shall become due and payable under the terms of this Credit Agreement or any of the Loan Documents and such default shall continue for thirty consecutive calendar days after demand or delivery of invoice therefor; or

                          Section 8.04 Article VI Defaults and Certain Article
V Defaults. Default shall be made in the due observance or performance of any covenant, agreement, or provision contained in Section 5.02 (as to maintenance of existence only) or in Section 5.16, or in any provision of Article VI; or

                          Section 8.05 Other Provision Default.  Default shall
be made in the due observance or performance of any other covenant, agreement, or provision of any Loan Document to be performed or observed by the Borrower or any other party thereto (other than the Agent or the Banks) and such default shall not be corrected or cured within thirty consecutive calendar days; or

                          Section 8.06 Representation and Warranty.  Any
representation or warranty made by the Borrower or any other party (other than the Agent or the Banks) under any Loan Document or in any certificate, report, instrument, financial statement or other document furnished pursuant to any Loan Document (including the information provided in the Collateral Disclosure
List) shall prove to have been false or incorrect in any material respect as of the date on which made and such representation or warranty shall continue to be material; or

                          Section 8.07 Financial Difficulties.  Any of the
following events evidencing the financial difficulties of the Borrower or any Material Subsidiary shall occur:

                          (i) any admission in writing of inability to pay debts as they become due or the failure to pay debts generally as such debts become due; or

                          (ii) the entry of an order for relief in the name of the Borrower or any such Subsidiary under Title 11 of the United States Code or similar provisions of foreign law; or

                          (iii) the Borrower or any such Subsidiary shall make an assignment for the benefit of creditors; or

                          (iv) the Borrower or any such Subsidiary shall consent to the appointment of a trustee or receiver for all or a major part of its property; or

                          (v) the commencement of a case by the Borrower or any such Subsidiary under Title 11 of the United States Code or similar provisions of foreign law; or

                          (vi) the commencement of a case under Title 11 of the United States Code or similar provisions of foreign law against the Borrower or any such Subsidiary, which case shall not be dismissed, vacated, denied, set aside, or stayed within 30 days from the date of commencement; or

                          (vii) the entry of a court order appointing a receiver or a trustee for all or a major part of the Borrower's or any such Subsidiary's property without consent, which order shall not be dismissed, vacated, denied, set aside, or stayed within 60 calendar days from the date of entry; or

                          (viii) the entry of a judgment or judgments for the payment of money aggregating in excess of $5,000,000 against the Borrower or any such Subsidiary, and the same shall not be satisfied and discharged within 90 calendar days from the date of entry thereof or an appeal or other proceeding for the review thereof shall not be taken within the period allowed to take such appeal and a stay of execution pending such appeal shall not be obtained.

                          Section 8.08 ERISA Termination.  Any employee pension
benefit plan of the Borrower whose current value of benefits which are guaranteed by PBGC under Title IV of ERISA (determined on the basis of assumptions prescribed by the PBGC) exceeds the then current value of such plan's assets: (i) shall be terminated under Section 4041 of ERISA (unless the plan is restored under Section 4047 of ERISA within ten (10) days of its termination), (ii) shall be terminated under Section 4042 of ERISA, or (iii) shall have a trustee appointed under Section 4042 of ERISA to administer the Plan; or

                          Section 8.09 Accumulated Funding Deficiency.  Any
employee pension benefit plan of the Borrower which is a single employer plan shall have an accumulated funding deficiency, except as permitted by or disclosed pursuant to Section 3.11 (as defined in Section 302 of ERISA and Section 412 of the Code), as of the last day of any plan year (determined after the period during which employer contributions may be deemed to have been made on such last day under Section 302(c)(10) of ERISA and Section 412(c)(10) of the Code); or

                          Section 8.10 Judgments.  Entry of a final judgment (a
final judgment being one from which all available appeals have been exhausted or the time for taking such appeal has lapsed) against the Borrower in the amount of $5,000,000 or more and the same is not discharged or satisfied within thirty (30) consecutive calendar days from the date of entry; or

                          Section 8.11 Cross-Default.  (i) Default in any
payment of principal of or interest on any Indebtedness for Borrowed Money of the Borrower including, without limitation, Capitalized Lease Obligations, of which the principal amount (or equivalent thereof) in the aggregate is in excess of $3,000,000 ("Major Indebtedness") and such default shall continue for more than the period of grace, if any, therein specified; (ii) default in any other covenant or provision under which Major Indebtedness is created or governed and the result of such default is to cause such Major Indebtedness to become due prior to its stated maturity; or (iii) the occurrence of any "Event of Default" (or term of similar meaning) as defined in the documents governing the EXIM Bank Facility; or

                          Section 8.12 Material Adverse Change.  A material
adverse change in the business, operations, management, or financial condition of the Borrower that would impair the

Borrower's ability to comply with and perform its obligations under any of the Loan Documents, as determined by the Required Banks in good faith, shall have occurred; or

                          Section 8.13 Restraint on Business.  Any court or
administrative or regulatory agency shall have issued an injunction or order that materially restricts or enjoins the Borrower from conducting any material part of its business as now conducted; or

                          Section 8.14 Stock Transfers by USX Corporation.  USX
Corporation shall cease to own beneficially at least 48% of the voting equity securities of the Borrower and within 60 consecutive calendar days of such occurrence the Banks and the Borrower shall have been unable to reach a written agreement on amendments to the Credit Agreement (including, without limitation, with regard to interest rates, matters in respect of the Borrowing Base including the Overadvance, the covenant structure, cash concentration, and funds dominion) as requested by the Banks as a result of such occurrence; or

                          Section 8.15 New Equity.  The Borrower fails to
obtain gross proceeds in connection with the rights offering contemplated in the Registration Statement of at least $15,000,000 by July 29, 1994, of which at least $14,725,000 constitutes New Equity; or

                          Section 8.16 Deficiency.  A Deficiency occurs and
such default shall continue for one Business Day, except in the case of a Deficiency resulting from errors in the calculation of the Borrowing Base, in which case, such Deficiency shall continue for three consecutive business days after the discovery of the errors.


                                   ARTICLE IX
                                   ----------
                                    REMEDIES
                                    --------

                          Section 9.01 Acceleration.  (i) Upon the occurrence
and during the continuance of any Event of Default described in Article VIII (except under Section 8.08) the Agent may, and at the direction of the Required Banks shall, at any time (unless all Events of Default shall theretofore have been remedied or waived in accordance with the terms of this Credit Agreement), terminate the right of the Borrower to obtain Advances and Letters of Credit and/or declare the unpaid principal amount of the Loan, all interest accrued thereon and all other amounts owing by the Borrower to the Agent and the

Banks to be immediately due and payable and (ii) upon the occurrence of any Event of Default under Section 8.08, without any further action by the Agent or the Banks, the right of the Borrower to obtain Advances shall be immediately terminated and the unpaid principal of the Loan and interest accrued thereon and all other amounts owing by the Borrower to the Banks shall be immediately due and payable and, in either case, such principal, interest and other amounts shall thereupon be immediately due and payable, without presentment, demand, protest, notice of protest, or other notice of any kind, all of which are hereby expressly waived by the Borrower. In addition to taking any of the actions described above, if any Letters of Credit shall have been issued, the Agent may, and at the direction of the Required Banks shall, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to Agent in same day funds for deposit in the Cash Collateral Account, an amount equal to the aggregate outstanding Letter of Credit Face Amount.

                            Section 9.02 Recovery of Amounts.  In case any one
or more Events of Default shall happen and be continuing, the Banks shall be entitled to recover judgment against the Borrower for the amount due either before, or after, or during the pendency of any proceedings for the enforcement of any security therefor, and, in the event of realization of any funds from any security and application thereof to the partial payment of the amounts due, the Agent and the Banks shall be entitled to enforce payment of and recover judgment for all amounts then remaining due and unpaid. In case any one or more Events of Default shall happen and be continuing the Banks may proceed to protect and enforce their rights by suit in equity, action at law, and/or by any other appropriate proceeding, including, without limitation, for the specific performance of any covenant or agreement or in aid of the exercise of any power granted to the Agent or the Banks, or may proceed to enforce payment of the Notes or to enforce any other legal or equitable right.

                          Section 9.03 Remedies Cumulative.  The Banks may
pursue the rights or remedies of the holders of the Notes under this Credit Agreement, independently or concurrently. All rights, remedies, or powers herein conferred upon the Agent or the Banks shall, to the extent not prohibited by law, be deemed cumulative and not exclusive of any other rights, remedies, or powers available to the Agent and the Banks. Without limiting the foregoing, the rights and remedies of the Agent and the Banks under this Credit Agreement, the Notes and the other Loan Documents are cumulative, may be exercised simultaneously or in such order and at such times as the Agent and the Banks may elect and are in addition to its rights and remedies at law or equity. No delay or omission of the Agent or the Banks to exercise any right, remedy, or power shall impair the same or be construed to be a waiver of any Event of Default or an acquiescence therein. No waiver of any Event of Default shall extend to or affect any subsequent Event of Default or shall impair any rights, remedies, or powers available to the Agent or the Banks. No single or partial exercise of any right, remedy, or power shall preclude other or further exercise thereof by the Agent or the Banks.

                          Section 9.04 Cost of Collection.  The Borrower agrees
that if default shall be made in the payment of the principal of or interest on any Note, when the same shall become due and payable, it will pay to the Agent for the benefit of the Banks such additional amount as shall be sufficient to cover the cost and expenses of collection, including reasonable attorneys' fees, and any expenses or liabilities incurred by the Agent or the Banks in the collection thereof.

                          Section 9.05 No Advances, etc.  The Banks shall not
be required to make any Advances under this Credit Agreement if a Possible Default or an Event of Default has occurred and is continuing.


                                   ARTICLE X
                                   ---------
                                   THE AGENT
                                   ---------

                          Section 10.01  Authorization.  The Banks hereby agree
that the Agent shall act as Agent and the Agent agrees to act as such as set forth in this Credit Agreement. The Agent assumes no obligation to the Banks as to the collectibility of any of the Notes (nor as to the collectibility of any other amounts of any kind or nature now or hereafter owing by the Borrower to the Banks), and neither it nor any of its directors, employees, agents or attorneys shall be liable to the Banks for any action taken or omitted to be taken by the Agent or its directors, employees, agents, or attorneys under or in any way related to the Loan Documents, except for its own or their own gross negligence or willful misconduct. The Banks acknowledge that each has taken and will take such action and make such investigation as it deems necessary to inform itself as to the affairs of the Borrower and as to the value of any collateral assigned, pledged, or granted in connection with the Loan Documents. The Banks acknowledge that each has independently, and without reliance on the Agent or any other Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and made its independent decision to enter into the Loan Documents. The Agent shall have no responsibility to the Banks for any errors or omissions in any information furnished by it to the Banks and the Banks expressly acknowledge that the Agent has made no representations or warranties to either of them and that no act hereafter taken or failed to be taken shall be deemed to constitute any representation or warranty by the Agent to the Banks. All of the Banks agree to continue to make their own analysis and decisions without reliance on the Agent or any other Bank. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of the Loan Documents.

                          Section 10.02  Powers and Duties.  The Agent shall
have such powers as are granted to it by this Credit Agreement, together with all such other powers as are reasonably incidental thereto. However, the Agent shall have no implied duties or obligations to take any action under this Credit Agreement. Except for action expressly required under this Credit Agreement, the Agent shall be fully justified in failing or refusing to act under this Credit Agreement unless it shall be indemnified to its satisfaction by the Banks proportionate to their respective commitments against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action, except no such indemnification shall be required for the Agent's gross negligence or willful misconduct; provided, however, notwithstanding indemnification by the Banks, the Agent need not take any action which it believes is prohibited by this Credit Agreement or law.

                          Section 10.03  Consultation with Counsel.  The Banks
agree that the Agent may consult with legal counsel reasonably selected by it and shall not be liable for any action taken or suffered in good faith by it in accordance with the opinion of such counsel.

                          Section 10.04  Documents.  The Agent shall not be
under any duty to examine into or pass upon the validity, effectiveness, genuineness or value of the Loan Documents or any other agreement, assignment, certificate, statement, instrument or document furnished pursuant to this Credit Agreement or in connection with the Loan Documents, and the Agent shall be entitled to assume that the same are valid, effective and genuine and what they purport to be. The Agent makes no representation as to nor assumes any responsibility with respect to the authorization, execution, collectibility or enforceability of the Loan Documents and assumes no responsibility for the accuracy, completeness or truthfulness of any certificates, statements, reports or other writings containing information with respect to the Borrower. Without limiting the generality of the foregoing, the Agent makes no representation as to nor assumes any responsibility with respect to the value of any collateral assigned or granted in connection with the Loan Documents or as to the perfection of any security interest or other lien. The Agent has no obligation to the Banks to periodically review the value or condition of the collateral assigned or granted in connection with the Loan Documents, and all of the Banks acknowledge that they have taken and will take such action and make such investigation as they deem necessary to inform themselves as to the value and condition of the collateral assigned, pledged or granted in connection with the Loan Documents.

                          Section 10.05  The Agent and Affiliates.  The Agent
shall have the same rights and powers hereunder and under the other Loan Documents as the Banks and may exercise the same as though it were not the Agent, and the Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or its Affiliates.

                          Section 10.06  Knowledge of Default.  It is expressly
understood and agreed that the Agent shall be entitled to assume that no Possible Default or Event of Default has occurred and is continuing, unless the Agent has been notified in writing by a Bank that such Bank considers that a Possible Default or an Event of Default has occurred and is continuing and specifying the nature thereof; or unless the Agent otherwise has actual knowledge that a Possible Default or an Event of Default has occurred and is continuing.

                          Section 10.07  Action by the Agent.  Subject to
Section 10.08 hereof, so long as the Agent shall be entitled to assume that no Event of Default or Possible Default shall have occurred and be continuing, the Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by this Credit Agreement, or with respect to anything which it may do or refrain from doing which may seem to it to be necessary or desirable.

                          Section 10.08  Notices of Event of Default, Waivers,
Covenants, Approvals, etc. In the event that the Agent shall have been notified of any Possible Default or Event of Default or in the event that the Agent shall have been requested to grant any waiver, consent, approval or take other similar action under the Loan Documents, the Agent:

                          (i)   shall promptly notify the Banks;

                          (ii) shall take such action and assert such rights under the Loan Documents as it is expressly required to do pursuant to the terms of this Credit Agreement;

                          (iii) may, subject to the provisions ofArticle VII, take such action, or refrain from taking such action, as it shall deem advisable in the best interests of the Banks;

                          (iv) shall inform the Banks of the taking of action or assertion of rights pursuant to this Section 10.08; and

                          (v) upon the direction of the Required Banks, shall exercise the rights and remedies described in Sections 9.01, 9.02, 9.03, 9.04 and 9.05 and such other rights and remedies as the Agent may have at law, in equity or otherwise.

                          Notwithstanding the provisions of this Section 10.08,
the Agent shall in all cases be justified in failing or refusing to act hereunder unless it shall be indemnified to its satisfaction by the Banks to the proportionate extent of each Bank's Commitment against any and all liability and expense which may be incurred by it by reason of taking or continuing to take such action. Each Bank agrees with the Agent and the other Banks that until the scheduled or accelerated maturity of the Loan, the decisions and determinations of the Required Banks in enforcing the Notes and the other Loan Documents and realizing (or attempting to realize) upon the collateral for the Notes and in guiding the Agent in those matters shall be binding upon all the Banks, including, without limitation, authorizing the Agent at the Pro rata expense of all the Banks (to the extent not reimbursed by the Borrower) to retain attorneys to seek judgment on the Notes. Each Bank similarly agrees with the other Banks that until the scheduled or accelerated maturity of the Loan, it will not, without the consent of the Required Banks, seek to separately institute any legal action on its Notes or the other Loan Documents or to institute proceedings to foreclose upon the collateral for the Notes.

                          Section 10.09  Indemnification.  The Borrower agrees
to the activities of the Agent as required or permitted pursuant to this Credit Agreement. The Borrower agrees to indemnify the Agent against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, reasonable attorneys' fees [to the extent attorneys' fees may be incurred by the Agent on account of the failure of the Borrower to adequately defend the interest of the Agent against claims by third parties]) which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Credit Agreement or any other Loan Document ("Indemnified Liabilities"), except (i) such Indemnified Liabilities resulting from the gross negligence or willful misconduct of the Agent, (ii) for Indemnified Liabilities which arise from a claim, action or proceeding by any of the Banks from or against the Agent or (iii) violations of laws and regulations applicable to the Agent not occasioned by any action or inaction of the Borrower which violates covenants or is inconsistent with the representations of the Borrower in this Credit Agreement. Each Bank agrees to indemnify the Agent (to the extent that the Agent has not been reimbursed by the Borrower) ratably according to the aggregate unpaid principal amount of the Notes it holds (at the time the action or event in question was taken or omitted to be taken or occurred) from and against any and all Indemnified Liabilities, except such Indemnified Liabilities resulting from the gross negligence or willful misconduct of the Agent, and except for routine administrative costs incurred by the Agent in the ordinary course of business in administering the loans hereunder.

                          Section 10.10  Resignation or Removal of Agent.
Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Banks and the Borrower. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Agent. Upon the earlier of (i) 20 days after the retiring Agent's giving of notice of resignation, or (ii) the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent (if one shall have accepted) shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and, in any event, the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article X shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

                          Section 10.11  Benefits.  None of the provisions
contained in this Article X are intended to benefit the Borrower (other than the exceptions described in Section 10.09 and the notice provision in Section 10.10) or any Person other than the Banks and the Agent; however, such provisions are binding upon the Borrower. Accordingly, neither the Borrower nor any Person other than one of the Banks and the Agent shall be entitled to rely upon or to raise as a defense the failure of the Agent or any of the Banks to comply with the provisions of this Article X.

                                   ARTICLE XI
                                   ----------
                                 MISCELLANEOUS
                                 -------------

                          Section 11.01  Payment of Expenses.  If any taxes
shall be payable, or ruled to be payable, to any state, province or Federal authority, with respect to the execution and delivery of this Credit Agreement or, the Notes or other Loan Document by reason of any existing or hereafter enacted Federal or state statutes, the Borrower will pay all such taxes, including interest and penalties thereon, excluding taxes on income if any, and will indemnify and hold the Agent and the Banks harmless against any liability in connection therewith. The Borrower will also reimburse the Agent and the Banks the reasonable fees and disbursements incurred by Messrs. Thompson, Hine and Flory for their services to the Agent and the Banks in preparing, reviewing, closing, administering, interpreting or enforcing this Credit Agreement and the other documents executed in connection herewith, and will reimburse the Agent and the Banks for any out-of-pocket expenses incurred in connection therewith, including, the fees and expenses of the Agent's and each of the Bank's counsel in connection with the enforcement of this Credit Agreement and the collection of the Notes and all audit and appraisal fees (including, without limitation, for the asset based audits conducted prior to the execution hereof and the quarterly audits to be conducted hereafter), all title, survey, mortgage filing, UCC, and similar fees, and all due diligence costs and expenses in connection with environmental assessments. The Borrower shall at all times protect, indemnify, defend and save harmless the Agent and the Banks, their officers, directors, employees and agents from and against any and all claims, actions, suits and other legal proceedings and liabilities, damages, costs, interest, charges, counsel fees and other expenses and penalties which the Agent or any of the Banks may, at any time, sustain or incur by reason of or in consequence of or arising out of the execution and delivery of this Credit Agreement, the consummation of the transactions contemplated hereby or any use of any Advance, except by reason of the gross negligence or willful misconduct of the Agent or any of the Banks. The obligations imposed upon the Borrower by this Section 11.01 shall survive the payment of the Loan and the Notes for a period of three years.

                          Section 11.02  Notices.  Any notice to or demand upon
the Borrower shall be deemed to have been sufficiently given or served for all purposes hereof one day after being sent by overnight express courier or three days after being mailed, certified mail, return receipt requested, addressed to the

Borrower at 1000 Warren Avenue, Niles, Ohio 44446, Attention: Chief Financial Officer, or to such other address as may be furnished in writing to the Agent and the Banks for such purpose by the Borrower. Any notice to or demand upon the Agent or the Banks shall be deemed to have been sufficiently given or served for all purposes hereof one day after being sent by overnight express courier or three days after being mailed, certified mail, return receipt requested, addressed to the Agent and SNB at 127 Public Square, Cleveland, Ohio 44114, Attention: Nancy D. Terrill; to PNC at 5th Avenue and Wood Street, Pittsburgh, Pennsylvania 15265, Attention: US/Pittsburgh Group; and to NBD at 611 Woodward Avenue, Detroit, Michigan 48226, Attention: Andrew Arton; or to such other addresses as may be furnished in writing to the Borrower for such purpose by the Agent or the Banks, as the case may be. The Borrower agrees that the Agent and the Banks may rely and act upon, without any investigation or inquiry as to the authority or power to give, or accuracy or reasonableness of, and the Borrower will be unconditionally and irrevocably bound and obligated by, any instructions, notice, request, report or other communications given by the Borrower to the Agent.

                          Section 11.03  Survival of Representations and
Warranties. All representations and warranties contained herein shall survive the execution and delivery of this Credit Agreement, any investigation at any time made by the Agent or the Banks, and the execution and delivery of the Notes and shall continue in full force and effect so long as any Obligations are outstanding and unpaid.

                          Section 11.04  Entire Agreement; Amendment.  This
Credit Agreement, including all Schedule and Exhibits hereto, embodies the entire agreement and understanding between the Borrower and the Banks and supersedes all other prior agreements and understandings relating to the subject matter hereof. The Borrower and the Banks may enter into further and additional written agreements to amend or supplement this Credit Agreement and the terms and provisions of such further and additional written agreements shall be deemed a part of this Credit Agreement as though incorporated herein. Except as provided herein, the Banks have no obligation to make loans or advances to the Borrower. The Borrower hereby agree that they shall have no rights of any kind in respect of any agreements, documents, or instrument governing matters between or among the Banks and the Agent.

                          Section 11.05  Parties in Interest.  All the terms
and provisions of this Credit Agreement shall inure to the benefit of and be binding upon and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not and, in particular, shall inure to the benefit of and be enforceable by any holder of the Notes. The Borrower shall not assign its rights under this Credit Agreement without the prior written consent of the Agent and the Banks. The Agent and the Banks, without the prior written consent of the Borrower, may assign, or sell participations in, all or part of the Loans and its rights under the Credit Agreement and the other Loan Documents. The Agent agrees that it will give the Borrower prompt written notice of any assignment of all or part of the Loans. If any such assignment or sale is for less than a Bank's entire Commitment, then the Borrower shall only be required to provide the information and notices specified in this Credit Agreement to such Bank and not to the transferees or purchasers, as the case may be; however, if such assignment or sale is for a Bank's entire Commitment, then the Borrower shall be required to provide the transferee or purchaser, as the case may be, with all information and notices specified in this Credit Agreement.

                          Section 11.06  Waiver of Counterclaims; Waiver of
Jury Trial. Each and every right granted to the Agent and the Banks hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of the Agent or the Banks or any holder of the Notes to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or future exercise thereof or the exercise of any other right. The due payment and performance of the Borrower's indebtedness, liabilities and obligations under the Notes and this Credit Agreement shall be without regard to any counterclaim or right of offset which the Borrower may have against the Agent or any of the Banks and without regard to any other obligation of any nature whatsoever which the Agent or any of the Banks may have to the Borrower, and no such counterclaim or offset shall be asserted by the Borrower in any action, suit or proceeding instituted by the Agent or the Banks for payment or performance of the Borrower's indebtedness, liabilities or obligations under the Notes or this Credit Agreement.

                          THE BORROWER AND THE BANKS HEREBY WAIVE THEIR
RESPECTIVE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS CREDIT AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATED THERETO.

                          Section 11.07  Set-off Provision.  As security for
the due payment and performance of all the Obligations, the Borrower hereby grants to the Agent and the Banks a lien on and security interest in any and all deposits or other sums at any time credited by or due from any of the Banks to the Borrower, whether in regular or special depository accounts or otherwise (other than the accounts specified on Part B of Schedule 5.15), and any and all monies, securities and other property of the Borrower, and the proceeds thereof, now or hereinafter held or received by or in transit to any of the Banks from or for the Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and any such deposits, sums, monies, securities and other property, may at any time after the occurrence and during the continuance of any Event of Default be set-off, appropriated and applied by the Agent and the Banks against any of the Obligations, whether or not any of such Obligations is then due or is secured by any collateral, or, if it is so secured, whether or not the collateral held by the Agent and the Banks is considered to be adequate.

                          Section 11.08  Severability of Provisions.  Any
provision of this Credit Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Credit Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

                          Section 11.09  Headings.  Article and Section
headings used in this Credit Agreement are for convenience of reference only and are not a part of this Credit Agreement for any other purpose.

                          Section 11.10  Consent to Jurisdiction.  The Borrower
agrees that any action or proceeding to enforce or arising out of this Credit Agreement or any of the other Loan Documents may be commenced either in the Court of Common Pleas for Cuyahoga County, Ohio or in the District Court of the United States for the Northern District of Ohio, and the Borrower waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction over the Borrower if served to the Borrower at the address listed in Section 11.02 in accordance with the provisions of Section 11.02, or as otherwise provided by the laws of the State of Ohio or the United States.

                          Section 11.11  Governing Law.  This Credit Agreement,
the Notes and each other Loan Document are and will be contracts made under the laws of the State of Ohio and together with the rights and obligations of the parties hereunder shall be construed and enforced in accordance with and governed by the laws of such State.

                          Section 11.12  Ratable Sharing.  Each Bank and each
subsequent holder by acceptance of a Note agrees among themselves that (i) with respect to all amounts received by them which are applicable to the payment of the Obligations (the "Senior Obligations"), equitable adjustment will be made so that, in effect, all such amounts will be shared among them Pro rata, whether received by voluntary payment, by the exercise of the right of set-off or banker's lien, by counterclaim or cross claim or by the enforcement of any or all of the Senior Obligations or the Collateral, (ii) if any of them shall exercise any right of counterclaim, set-off, banker's lien or similar right with respect to any amounts in respect of Indebtedness for Borrowed Money (but excluding for fees, expenses or other obligations arising out of the performance of other banking services for the Borrower) owed by the Borrower to that Bank or holder, such Person shall apply the amount recovered as a result of the exercise of such right first to the payment of the Loan and other amounts due hereunder to the extent lawful, and thereafter to all amounts otherwise owed by the Borrower to it, and (iii) if any of them shall thereby through the exercise of any right of counterclaim, set-off, banker's lien or otherwise, receive payment of a proportion of the aggregate amount of the Senior Obligations held by it, which is greater than the proportion received by any other of them, the one receiving such proportionately greater payment shall purchase, without recourse or warranty, an undivided interest and participation (which it shall be deemed to have done simultaneously upon the receipt of such payment) in the Senior Obligations owed to the others so that all such recoveries with respect to the Senior Obligations shall be applied ratably; provided that if all or part of such proportionately greater payment received by the purchasing party is thereafter recovered from it, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to that party to the extent necessary to adjust for such recovery, but without interest except to the extent the purchasing party is required to pay interest in connection with such recovery.

                          Section 11.13  Counterparts.  This Credit Agreement
may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which, taken together, shall constitute but one and the same instrument.

                          IN WITNESS WHEREOF, the parties have caused this
Credit Agreement to be executed as of the date first above written by their respective representatives thereunto duly authorized.

                                              RMI TITANIUM COMPANY

                                              By:
                                                  -------------------------
                                                  Sr. Vice President
                                                  & Chief Financial Officer


                                              SOCIETY NATIONAL BANK

Wire Transfer Instructions                    By:
                                                  -------------------------
                                                       Vice President
ABA #041001039
Attn.:  Commercial Loan
        Operations
Reference:  RMI Titanium
            Company

                                              PNC BANK, NATIONAL ASSOCIATION


Wire Transfer Instructions                    By:
                                                  -------------------------
                                                       Title:
ABA #043000096
Attn.:  Loan and Commercial
        Accounting Department
Reference:  RMI Titanium
            Company

                                              NBD BANK

Wire Transfer Instructions                    By:
                                                  -------------------------
                                                       Title:
ABA #072000326
Attn.:  Commercial Loan
        Department
Reference:  RMI Titanium
            Company

                                              SOCIETY NATIONAL BANK, as
                                                 Agent

                                              By:
                                                  -----------------------
                                                       Vice President

                                    LIST OF
                             SCHEDULES AND EXHIBITS


Schedules                         Description
---------                         -----------
     1.01                         Natural Gas Reserves
     3.01                         Subsidiaries; Capital Structure
     3.19                         Insurance
     5.06(iii)                    Monthly Financial statements
     5.07                         Borrowing Base Certificate
     5.15                         Other Accounts
     5.17                         Post-Closing Items

                                 Schedule 5.17
                               Post-Closing Items
1.  Post-closing lien searches.

2. UCC Financing Statements to be prepared relative to the processor locations upon the completion of the Bank audit scheduled for May, 1995

3. Additional Cash Collateral Agreement - Bank to be determined by Tradco, to be executed and delivered to the Agent within 60 days of the Closing Date

4. Deposit Account to be opened at Society National Bank and a Cash Collateral Agreement executed and delivered to the Agent within 60 days of the Closing Date

5. Lock Box Agreements to be executed and delivered to the Agent within 60 days of the Closing Date for Lock boxes maintained at Society National Bank and the First Interstate Bank of California

6. Additional Cash Collateral Agreements to be executed and delivered to the Agent within 60 days of the Closing Date relative to First Interstate Bank of California and First Interstate Bank of Utah